UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

YETI Holdings, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING & PROXY STATEMENT 2024

570
YETI

YETI®

YETI®
CORE VALUES
1 BE AUTHENTIC AND INNOVATIVE WITH OUR BRAND AND PRODUCTS
2 CONTINUALLY STRIVE FOR IMPROVEMENT
3 PRIORITIZE ACTIVITIES THAT HAVE THE BIGGEST IMPACT
4 BE RESPONSIVE AND GO THE EXTRA MILE
5 ACT WITH A SENSE OF URGENCY
6 NO ONE SUCCEEDS ALONE
YETI

YETI Holdings, Inc.
7601 Southwest Parkway
Austin, Texas 78735

March 26, 2024

DEAR FELLOW STOCKHOLDERS:

We are pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of YETI Holdings, Inc. (“YETI”) to be held virtually on Tuesday, May 7, 2024, at 8:00 a.m. CDT, at www.virtualshareholdermeeting.com/YETI2024.

There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. However, shareholders will be able to listen, vote and submit questions. You will need to provide the 16-digit control number that is on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you receive materials by mail. Please review the instructions for virtual attendance included in the Proxy Summary of the accompanying Proxy Statement.

The following pages include a formal notice of the Annual Meeting and YETI’s Proxy Statement. These materials describe the Annual Meeting agenda items and other important information about the Annual Meeting. Please read these materials so that you will know what we plan to do at the Annual Meeting.

To support the conservation of natural resources, we have continued to provide access to our proxy materials over the Internet by mailing a Notice to our stockholders who have not previously requested to receive our proxy materials by mail or e-mail. The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of the Annual Meeting, and supports conservation of natural resources.

It is important that your shares are voted whether or not you plan to virtually attend the Annual Meeting. You can use any of the voting options available to you as described in the accompanying Proxy Statement and the Notice or proxy card you received.

We hope you will exercise your rights as a stockholder and fully participate in YETI’s future. On behalf of management and our Board of Directors, we thank you for your continued support of YETI.

Sincerely,
Matthew J. Reintjes
President and Chief Executive Officer, Director

YETI® 2024 Proxy Statement	i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE Tuesday, May 7, 2024	TIME 8:00 a.m. CDT	LOCATION www.virtualshareholdermeeting.com/YETI2024

YETI’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. To be admitted to and participate in the Annual Meeting, you will need to enter the 16-digit control number and follow the instructions on your proxy card, voting instruction form, or Notice of Internet Availability. See additional instructions on page 1 of the accompanying proxy statement.

ITEMS OF BUSINESS
At the Annual Meeting, stockholders will be asked to:

1
Elect the two Class III director nominees named in the accompanying proxy statement to serve until YETI’s 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2	Approve, by a non-binding advisory vote, the compensation paid to YETI’s named executive officers (a “say-on-pay” vote);

3	Approve the 2024 Equity and Incentive Compensation Plan;

4	Ratify the appointment of PricewaterhouseCoopers LLP as YETI’s independent registered public accounting firm for the fiscal year ending December 28, 2024; and

5	Transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

STOCKHOLDERS ENTITLED TO VOTE
The Board of Directors has set the close of business on March 12, 2024 as the record date for determining those stockholders who are entitled to receive notice of, attend, and vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, attend, and vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at YETI’s offices for ten days prior to the Annual Meeting.

YETI® 2024 Proxy Statement	iii

This Notice of Annual Meeting of Stockholders, the accompanying proxy statement and YETI’s 2023 Annual Report to Stockholders are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy or voting instructions in one of the manners described in the accompanying materials as soon as possible so that your shares will be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. If you plan to attend the Annual Meeting, please have on hand the control number on your proxy card or Notice of Internet Availability you previously received.
By Order of the Board of Directors,
Bryan C. Barksdale
Chief Legal Officer and Secretary
March 26, 2024

iv	YETI® 2024 Proxy Statement

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement (this “Proxy Statement”) of YETI Holdings, Inc. (“YETI”) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this Proxy Statement are forward-looking statements. Forward-looking statements include statements containing words such as “anticipate,” “assume,” “believe,” “can,” “have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future performance or other events. For example, all statements made relating to future goals, commitments, programs, and initiatives as well as business performance and strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to the risks and uncertainties contained in our filings with the United States Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 30, 2023, as such filings may be amended, supplemented or superseded from time to time by other reports YETI files with the SEC.
As a result, the actual conduct of our activities, including the development, implementation, or continuation of any program, policy, or initiative discussed or forecasted in this Proxy Statement, may differ materially in the future. As with any projections or estimates, actual results or numbers may vary. The forward-looking statements contained in this Proxy Statement are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While YETI believes that these assumptions underlying the forward-looking statements are reasonable, YETI cautions that it is very difficult to predict the impact of known factors, and it is impossible for YETI to anticipate all factors that could affect actual results. The forward-looking statements included here are made only as of the date hereof. YETI undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.
WEBSITE REFERENCES
You may also access additional information about YETI at www.YETI.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement.

YETI® 2024 Proxy Statement	v

TABLE OF CONTENTS

PROXY SUMMARY

This Proxy Statement of YETI is being furnished in connection with the solicitation of proxies by YETI’s Board of Directors (the “Board”) for use at YETI’s Annual Meeting to be held on Tuesday, May 7, 2024, at the time and place and for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”) and any adjournment(s) or postponement(s) thereof. YETI’s proxy materials are first being made available on or about March 26, 2024 to all stockholders entitled to vote at the Annual Meeting.
The summary below highlights certain information contained in this Proxy Statement but does not contain all of the information that you should consider before voting. For more complete information, please review our Annual Report and this entire Proxy Statement.
MATTERS TO BE VOTED ON
The matters to be voted on at the Annual Meeting and the Board voting recommendations for such matters are as set forth below:

		Board Recommendation	Page Reference

1	The election of the two Class III director nominees named in this Proxy Statement to serve until YETI’s 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;	FOR	6

2	The approval, by a non-binding advisory vote, of the compensation paid to YETI’s named executive officers;	FOR	26

3	The approval of the 2024 Equity and Incentive Compensation Plan; and	FOR	63

4	The ratification of the appointment of PricewaterhouseCoopers LLP as YETI’s independent registered public accounting firm for the fiscal year ending December 28, 2024.	FOR	70

The stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.
As permitted by SEC rules, YETI has elected to make the Annual Meeting Notice, this Proxy Statement, and our Annual Report to Stockholders covering YETI’s fiscal year ended December 30, 2023 (our “Annual Report”) available to our stockholders primarily via the Internet at www.proxyvote.com, rather than mailing printed copies of these materials to each stockholder. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) containing instructions on how to access and review the proxy materials, including the Annual Meeting Notice, this Proxy Statement and the Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice to request that a paper copy be mailed to you.

YETI® 2024 Proxy Statement	1

Proxy Summary
HOW TO VOTE
Stockholders of Record
In Advance of the Annual Meeting
If you are a stockholder of record, you can submit a proxy in advance of the Annual Meeting to instruct how to vote your shares at the meeting. You may do this via the following methods:

By Telephone Dial 1-800-690-6903 and follow the instructions for telephone voting shown on the proxy card mailed to you, or the instructions that you received by email.

By Mail
If you received a printed copy of the proxy materials by mail, complete, sign, date and mail the proxy card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card.

By Mobile Device Scan, with your mobile device, the QR code provided on the proxy card mailed to you.

By Internet
In advance of the Annual Meeting, go to the web address www.proxyvote.com and follow the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or proxy card mailed to you, or the instructions that you received by email.

The deadline to submit a proxy in advance by telephone or electronically is 11:59 P.M. EDT on May 6, 2024. If you submit a proxy by phone or electronically for the voting of your shares at the Annual Meeting, you do not need to return a proxy card. If you plan to mail or return a proxy card to instruct how your shares are voted at the Annual Meeting, your proxy card should be returned so that it is received before the polls close at the Annual Meeting.
During the Annual Meeting
If you are a stockholder of record, you can attend the Annual Meeting and vote your shares during the meeting, by going to the web address www.virtualshareholdermeeting.com/YETI2024, entering the control number on the proxy card or Notice of Internet Availability you received and following the instructions for voting.
Beneficial Owners
If you are a beneficial owner and your shares are held by a bank, broker or other nominee, you should follow the instructions provided to you by that firm. Although most banks and brokers now enable beneficial owners to submit their voting instructions by mail, by telephone and by Internet, availability and specific procedures will depend on their voting arrangements. Shares held beneficially may be voted electronically during the Annual Meeting by going to the web address www.virtualshareholdermeeting.com/YETI2024, entering the control number on the voting instruction form or Notice of Internet Availability received by the beneficial owner and following the instructions for voting.
ATTENDING THE VIRTUAL ANNUAL MEETING
Logistics
You may attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/YETI2024. The Annual Meeting will begin at 8:00 a.m. CDT, with online check-in beginning at 7:45 a.m. CDT, on May 7, 2024. Stockholders will need to use the control number on their proxy card, voting instruction form or Notice of Internet Availability in order to log into www.virtualshareholdermeeting.com/YETI2024. We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. CDT. Please note that if you do not have your control

2	YETI® 2024 Proxy Statement

Proxy Summary
number and you are a registered owner, operators will be able to provide your control number to you. However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting if you are unable to locate it on your voting instruction form or Notice of Internet Availability. Technicians will be available to assist you with any technical difficulties. If you encounter any difficulties accessing the Annual Meeting during the check-in or during the Annual Meeting, please call 1-844-986-0822, or 303-562-9302 for international calls. The technical support number will also be displayed on the login page of the online virtual meeting platform.
Asking Questions
You may submit live questions in writing during the Annual Meeting at www.virtualshareholdermeeting.com/YETI2024. During the Annual Meeting, we will answer as many stockholder submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be published and answered on our website following the Annual Meeting with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory comments. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
OUR BOARD OF DIRECTORS

Name	Age	Class	Director Since	Current Term Expires	Committee Membership

					Audit	Compensation	Nominating and Governance

Elizabeth L. Axelrod	61	I	2023	2025		■	■
Alison Dean	59	III	2020	2024	■ ▲		■
Frank D. Gibeau	55	I	2020	2025	■	■
Robert Katz	57	III	2023	2024		■	■
Mary Lou Kelley	63	II	2019	2026	■		●
Dustan E. McCoy	74	II	2018	2026		●
Matthew J. Reintjes	48	I	2016	2025
Robert K. Shearer «	72	II	2018	2026	●▲
« Chair of the Board ● Committee Chair ■ Committee Member ▲ Audit Committee Financial Expert

YETI® 2024 Proxy Statement	3

Proxy Summary
ABOUT YETI
YETI is a global designer, retailer, and distributor of innovative outdoor products. From coolers and drinkware to backpacks and bags, YETI products are built to meet the unique and varying needs of diverse outdoor pursuits, whether in the remote wilderness, at the beach, or anywhere life takes our customers. By consistently delivering high-performing, exceptional products, we have built a strong following of brand loyalists throughout the world, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design. We have an unwavering commitment to outdoor and recreation communities, and we are relentless in our pursuit of building superior products for people to confidently enjoy life outdoors and beyond.
Headquartered in Austin, Texas, we are powered by over 1,000 full-time employees. We distribute our products through a balanced omni-channel platform, consisting of our wholesale and direct-to-consumer (“DTC”) channels.
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE
Environmental, Social, and Governance (“ESG”) matters are a vital part of YETI’s culture and brand. As a brand rooted in passion for the outdoors, we are committed to serve as responsible stewards of the planet and our communities. YETI is built on the relationships we’ve made, the unparalleled products we create, and the places we've supported and helped to protect. As a result, our ESG strategy, Keep the Wild Wild, centers on three interconnected areas, each with a set of specific goals and programs for addressing our most impactful environmental and social issues: People, Product, Places.

People	Product	Places

YETI believes that people are central to our long-term success. We aim to create positive social impact for the people in our workforce, supply chain, and communities.	YETI products are durable, high-performing, and designed for longevity – built for the wild. We are committed to minimizing the environmental impact of bringing those products to life.
YETI recognizes the role we have to play in ensuring the wild is healthy, thriving, and inclusive for generations to come. The more time we spend outside, the more we understand our responsibility to protect the places we love.

4	YETI® 2024 Proxy Statement

Proxy Summary
COMMUNITY REACH

15 Communities		180+ Ambassadors

Fish	Hunt	BBQ	Culinary	Beverage

Skate	Surf/Paddle	Ski/Snow	Climb/Alpine	Rodeo

Ranch	Equestrian	Wellness	Golf	Sports

2023 STRATEGIC PRIORITIES

Fiscal 2023 Highlights

1. Expanded Our Customer Base

•Consistent breadth & depth strategy of broadening reach while remaining deeply connected and relevant to customers
•Connected ambassadors, partners, brand, and product storytelling to customers on both a global and localized scale

2. Introduced New Products

•Introduced tableware products such as the RamblerTM Beverage Bucket, Wine Chiller, and Cocktail Shaker
•Expanded size offerings of various mugs, cups, and water bottles, including a 42-ounce straw handle mug

3. Accelerated DTC
•Increased number of YETI stores to 18 locations •Grew customers across gender and age cohorts

4. Expanded Internationally
•Continued to ramp brand awareness initiatives and invest in our team in Europe •Expanded customization in Australia and Canada

YETI® 2024 Proxy Statement	5

OUR BOARD OF DIRECTORS

PROPOSAL 1. ELECTION OF CLASS III DIRECTORS
The Board currently consists of eight qualified directors with skills aligned to our business and strategy. The table below sets forth the names of our current directors, including each of our Class III directors whose term expires at the Annual Meeting and each director of YETI who will continue to serve as a director after the Annual Meeting. Our Board has nominated each of the two current Class III directors for election at the Annual Meeting as further described under “Director Nominees” below.

Name	Class	Year Term Expires
Frank D. Gibeau	I	2025
Matthew J. Reintjes	I	2025
Elizabeth L. Axelrod	I	2025
Mary Lou Kelley	II	2026
Dustan E. McCoy	II	2026
Robert K. Shearer	II	2026
Alison Dean	III	2024
Robert Katz	III	2024
The classified structure of the Board was adopted in our Amended and Restated Certificate of Incorporation, effective October 25, 2018 (the “Certificate of Incorporation”).
Director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. This means that the two Class III director nominees who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected to the Board at the Annual Meeting.
Should any director nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the proxy holders may vote the proxies for the election of any substitute nominee the Board may nominate or designate, or the Board may reduce the number of directors constituting the Board. However, we are not aware of any circumstances that would prevent any of the Class III director nominees from serving. Directors are elected to serve until the expiration of their three-year term and until their successors have been elected and qualified. Unless otherwise directed, the proxy holders named in the proxy you submit intend to vote “For All” to elect each Class III director nominee to the Board.

The Board unanimously recommends that stockholders vote “FOR ALL” to elect each Class III director nominee to the Board.

6	YETI® 2024 Proxy Statement

Our Board of Directors
BOARD SNAPSHOT
Age Distribution
Average Age: 61

Gender Diversity
Female: 38%

Board Tenure
Average Tenure: 3.75 Years

DIRECTOR NOMINEES
We are asking our stockholders to elect Alison Dean and Robert Katz to serve as Class III directors for a term of three years ending at our 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each Class III director nominee currently serves as a Class III director whose term expires at the Annual Meeting. Each Class III director nominee has consented to be named as a director nominee in this Proxy Statement and to serve as a Class III director if elected, and each Class III director nominee has expressed his or her intention to serve the entire term. The Board has nominated these directors following the recommendation of the Nominating and Governance Committee of the Board.
The following sections provide information with respect to each nominee for election as a Class III director. It includes the specific experience, qualifications, and skills considered by the Nominating and Governance Committee and the Board in assessing the appropriateness of the person to serve as a director, as well as the start of each director’s tenure on the Board, his or her age, and such director’s committee assignments. Ages are as of March 26, 2024.

YETI® 2024 Proxy Statement	7

Our Board of Directors
CLASS III DIRECTOR NOMINEES (FOR TERMS EXPIRING IN 2027)

Alison Dean

CAREER HIGHLIGHTS
•iRobot Corporation, a leading global consumer robot company
◦Executive Vice President, Chief Financial Officer, and Treasurer (April 2013 to May 2020)
◦Senior Vice President, Corporate Finance (February 2010 to April 2013)
◦Vice President, Finance (August 2005 to February 2010)
•3Com Corporation, a digital electronics manufacturer
◦Several senior financial roles (1995 to August 2005), including vice president and corporate controller (2004 to 2005) and vice president of finance, worldwide sales (2003 to 2004)
OTHER PUBLIC COMPANY BOARD SERVICE
•Everbridge, Inc., a global software company that provides critical event management and enterprise safety applications (since July 2018) — current Chair of its Audit Committee
•SmartRent, Inc., a provider of smart home and smart property solutions for the multifamily industry (since March 2024) – current member of its Audit Committee.
EDUCATION
•M.B.A., Boston University
•B.A., Business Economics, Brown University
KEY SKILLS AND QUALIFICATIONS
Ms. Dean was selected to serve on our Board because of her:
◦extensive consumer business and corporate finance experience and knowledge
◦experience leading global retail consumer products expansion initiatives

Director Since: October 2020
Age: 59
Committees: Audit; Nominating & Governance
Independent: Yes

Robert Katz

CAREER HIGHLIGHTS
•Vail Resorts, Inc., a mountain resort company
◦Executive Chairperson (November 2021 to present)
◦Chairperson (March 2009 to November 2021)
◦Chief Executive Officer (February 2006 to November 2021)
•Apollo Management L.P., a private equity investment firm
◦Various roles (1990-2006)
OTHER PUBLIC COMPANY BOARD SERVICE
•Vail Resorts, Inc. (since 1996)
EDUCATION
•B.S., Economics, University of Pennsylvania Wharton School
KEY SKILLS AND QUALIFICATIONS
Mr. Katz was selected to serve on our Board because of his:
◦senior leadership experience at an outdoor sports and recreation company
◦deep knowledge of corporate strategy, development and global branding

Director Since: December 2023
Age: 57
Committees: Compensation; Nominating & Governance
Independent: Yes

8	YETI® 2024 Proxy Statement

Our Board of Directors
DIRECTORS CONTINUING IN OFFICE
The following section provides information with respect to each director of YETI who will continue to serve as a director after the Annual Meeting. It includes the specific experience, qualifications, and skills considered by the Nominating and Governance Committee and the Board in assessing the appropriateness of the person to serve as a director, as well as the start of each director’s tenure on the Board, his or her age, and such director’s committee assignments. Ages are as of March 26, 2024.

CLASS I DIRECTORS (FOR TERMS EXPIRING IN 2025)

Elizabeth L. Axelrod

CAREER HIGHLIGHTS
•Airbnb, Inc., a vacation rental online marketplace company
◦Global Head of Employee Experience (2017 to 2021)
•eBay Inc., an e-commerce company
◦Senior Vice President, Human Resources (2005-2015)
OTHER PUBLIC COMPANY BOARD SERVICE
•Heidrick & Struggles International, Inc., an international executive search, management and leadership consulting firm (since 2016) — current Chair of its Human Resources and Compensation Committee and member of its Nominating and Board Governance Committee
EDUCATION
•M.P.P.M., Yale University
•B.S., Economics, University of Pennsylvania Wharton School
KEY SKILLS AND QUALIFICATIONS
Ms. Axelrod was selected to serve on our Board because of her:
◦extensive human resources and talent management experience
◦deep understanding of global businesses and e-commerce

Director Since: December 2023
Age: 61
Committees: Compensation; Nominating & Governance
Independent: Yes

YETI® 2024 Proxy Statement	9

Our Board of Directors

Frank D. Gibeau

KEY SKILLS AND QUALIFICATIONS
•Take Two Interactive Software, Inc., a leading developer of interactive entertainment
◦President, Zynga Label (July 2022 to present)
•Zynga Inc., a leading provider of social game services
◦Chief Executive Officer (March 2016 to July 2022)
•Electronic Arts Inc., a global leader in digital interactive entertainment
◦Executive Vice President of EA Mobile (September 2013 to May 2015)
◦President of EA Labels (August 2011 to September 2013)
◦President of EA Games Label (June 2007 to August 2011)
◦Executive Vice President, General Manager, North America Publishing (September 2005 to June 2007)
◦Senior Vice President of North American Marketing (2002 to September 2005)
OTHER PUBLIC COMPANY BOARD SERVICE
•Zynga (August 2015 to July 2022)
EDUCATION
•M.B.A., Santa Clara University
•B.S., Business Administration, University of Southern California
KEY SKILLS AND QUALIFICATIONS
Mr. Gibeau was selected to serve on our Board because of his:
•extensive leadership experience in a public company
•extensive public accounting, finance, and internal control experience
•deep knowledge of corporate strategy, product development and brand building

Director Since: February 2020
Age: 55
Committees: Audit; Compensation
Independent: Yes

10	YETI® 2024 Proxy Statement

Our Board of Directors

Matthew J. Reintjes

CAREER HIGHLIGHTS
•YETI Holdings, Inc.
◦President and Chief Executive Officer (September 2015 to Present)
•Vista Outdoor Inc., a manufacturer of outdoor sports and recreation products, which, prior to February 9, 2015, was operated as a reporting segment of Alliant Techsystems Inc.
◦Vice President of Outdoor Products (February 2015 to September 2015)
•Alliant Techsystems Inc., an aerospace, defense, and sporting goods company
◦Vice President of Accessories (November 2013 to February 2015)
•Bushnell Holdings Inc., a portfolio of leading brands in outdoor and recreation products
◦Chief Operating Officer (May 2013 to November 2013)
•Hi-Tech Industrial Services, Inc., a supplier of industrial services
◦Chief Operating Officer (January 2013 to May 2013)
•Danaher Corporation, a global science and technology company
◦President of KaVo Equipment Group-North America (October 2011 to January 2013)
◦President-Imaging (April 2011 to October 2011)
◦Roles including Vice President/General Manager, Vice President of Sales, and Senior Product Manager (2004 to October 2011)
EDUCATION
•M.B.A., University of Virginia’s Darden School of Business
•B.A., Economics, University of Notre Dame
KEY SKILLS AND QUALIFICATIONS
Mr. Reintjes was selected to serve on our Board because of his:
•perspective and experience as our President and CEO
•extensive experience in corporate strategy, brand leadership, new product development, general management processes
•operations leadership with companies in the outdoor sports and recreation products industries

Director Since: March 2016
Age: 48

YETI® 2024 Proxy Statement	11

Our Board of Directors
CLASS II DIRECTORS (FOR TERMS EXPIRING IN 2026)

Mary Lou Kelley

CAREER HIGHLIGHTS
•Best Buy Co., Inc., a consumer electronics retailer
◦President, E-commerce (April 2014 to March 2017)
•Chico’s FAS Inc., a retail women’s clothing chain
◦Senior Vice President, E-commerce (July 2010 to March 2014)
•L.L. Bean, a retail company
◦Vice President of Retail Real Estate and Marketing (2006 to 2009)
OTHER PUBLIC COMPANY BOARD SERVICE
•Vera Bradley, Inc., a luggage and handbag design company (since December 2015)
•Finning International, Inc., a dealer of construction machinery and equipment (since January 2018)
EDUCATION
•M.B.A., University of Virginia’s Darden School of Business
•B.A., Economics, Boston College
KEY SKILLS AND QUALIFICATIONS
Ms. Kelley was selected to serve on our Board because of her:
•extensive executive leadership experience
•deep knowledge of consumer products, e-commerce, and omni-channel marketing
•knowledge of corporate compensation and governance matters

Director Since: February 2019
Age: 63
Committees: Audit; Nominating & Governance (Chair)
Independent: Yes

Dustan E. McCoy

CAREER HIGHLIGHTS
•Brunswick Corporation, a global manufacturer and marketer of recreation products
◦Chairman of the Board and Chief Executive Officer (December 2005 to February 2016)
◦President, Brunswick Boat Group (October 2000 to December 2005)
◦Vice President, General Counsel and Corporate Secretary (September 1999 to October 2000)
•Witco Corporation, a specialty chemical products company
◦Executive Vice President
◦Senior Vice President, General Counsel and Secretary
OTHER PUBLIC COMPANY BOARD SERVICE
•Freeport-McMoRan Inc., a mining company (since 2006) — current member of its Compensation Committee and Lead Independent Director
•Louisiana-Pacific Corporation, a building materials manufacturer (since 2002) — current member of its Compensation Committee and Lead Independent Director
EDUCATION
•J.D., Salmon P. Chase College of Law, Northern Kentucky University
•B.A., Political Science, Eastern Kentucky University
KEY SKILLS AND QUALIFICATIONS
Mr. McCoy was selected to serve on our Board because of his:
•extensive leadership experience
•broad understanding of global businesses
•knowledge of corporate compensation, legal, compliance, governance and disclosure matters

Director Since: October 2018
Age: 74
Committees: Compensation (Chair)
Independent: Yes

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Our Board of Directors

Robert K. Shearer (Chair of the Board)

CAREER HIGHLIGHTS
•VF Corporation, a global lifestyle and apparel company
◦Senior Vice President and Chief Financial Officer (May 2005 to March 2015)
◦Vice President — Finance and Chief Financial Officer (January 2003 to May 2005)
◦Vice President and Controller (June 2000 to January 2003)
◦Various senior leadership positions, including two years as President of VF Corporation’s Outdoor Coalition, which was formed with the acquisition of The North Face brand (1986 to 2002)
•Ernst & Young LLP, a multinational professional services firm
◦Senior Audit Manager
OTHER PUBLIC COMPANY BOARD SERVICE
•Church & Dwight Co, Inc., a household products manufacturer (since 2008) — current member of its Audit Committee
•Kontoor Brands Inc., a global lifestyle apparel company (since May 2019) — current Lead Director of the Board and Chair of its Audit Committee
EDUCATION
•B.S., Accounting, Catawba College
KEY SKILLS AND QUALIFICATIONS
Mr. Shearer was selected to serve on our Board because of his:
•extensive public accounting, finance, and internal control experience
•experience leading global retail consumer products expansion initiatives
•knowledge of corporate disclosure matters
•broad understanding of global businesses
•experience in investor relations and communications

Director Since: October 2018
Age: 72
Committees: Audit (Chair)
Independent: Yes

BOARD COMPOSITION, QUALIFICATIONS, AND DIVERSITY
Consistent with YETI’s Corporate Governance Guidelines and Nominating Policy (which is attached to the Nominating and Governance Committee Charter), the Board desires a diverse group of candidates who possess the background, skills, expertise, and time to make a significant contribution to the Board, YETI, and its stockholders and who will expand or complement the Board’s existing expertise. YETI believes that diversity in gender, race/ethnicity, skills and backgrounds ensures that the widest range of options and viewpoints are expressed in the boardroom.
The Nominating and Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Nominating and Governance Committee evaluates prospective nominees against the standards and qualifications set forth in YETI’s Corporate Governance Guidelines and Nominating Policy as well as other relevant factors it deems appropriate.
As with our employees, cultivating a diverse board is critical to YETI’s success. The Board believes that diversity is one of many important considerations in board composition. Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, experience, education, and thought. In addition, YETI believes its stockholders will appreciate a diverse board, which is reflective of the overall investment community and the markets we serve and communities in which our customers reside. The Nominating and Governance Committee evaluates the composition of the Board at least annually to ensure that the Board’s membership reflects a diversity of viewpoints, and will generally consider each nominee’s professional experience, background, education, financial expertise, gender, race/ethnicity, age, and other individual qualities and attributes against the backdrop of the Board’s existing composition. The Nominating and Governance Committee is committed to the recruitment of highly qualified women, racially/ethnically diverse individuals, and other candidates with diverse backgrounds, experiences, and skills. In support of this commitment, the Nominating and Governance Committee includes, and instructs any

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Our Board of Directors
search firm it engages to include, qualified women and individuals from underrepresented communities in the pool from which the committee selects potential non-incumbent director candidates. Our Board’s current composition demonstrates this commitment as we currently have three women on our Board, comprising approximately 38% of the Board.
Below are certain skills and experience that the Board considers important for our directors to have in light of our current business and structure. The director nominees’ biographies above include information pertaining to each nominee’s relevant experience relative to these attributes.
Accounting & Finance
We place high importance on financial discipline, accurate financial reporting and robust financial controls and compliance, and value directors with an understanding of accounting and financial reporting processes, including an understanding of GAAP and/or internal controls.
Business Development/M&A/Strategy
We will continue investing in our business, the brand, and innovation. We value directors who can provide insight into opportunities that support such investment, including experience developing and implementing strategic direction and growth, managing growth operations and completing and integrating mergers and acquisitions.
Compliance/Corporate Governance/Legal/Risk Management
Familiarity with corporate governance and legal matters enables directors to effectively oversee compliance with legal and regulatory requirements. In addition, experience assessing and managing risks enables directors to effectively oversee and mitigate the most significant risks facing YETI.
E-Commerce/Consumer Products
Part of our growth strategy involves increasing sales through our DTC e-commerce channel, which makes directors with experience in e-commerce and consumer products valuable.
Senior Leadership Experience
Directors who have served as CEOs or in other senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level.
Global Business Expertise
Because we are expanding internationally and becoming a global organization, directors with global expertise, including experience managing or overseeing global operations that require an understanding of cultural, political, or regulatory requirements, can provide useful business and cultural perspectives regarding many significant aspects of our business.
Marketing/Brand Development
The YETI name and premium brand image are integral to the growth of our business, as well as to the implementation of our strategies for expanding our business. Directors with marketing or brand development experience provide critical insights to our Board.
Outdoor Sports Industry
The Board believes that outdoor and recreation products industry experience and extensive knowledge of YETI’s products are valuable in shaping and enhancing our growth strategy.
Public Company Board Experience
Directors who have served or serve on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items and oversight of a changing mix of strategic, operational and compliance matters.
Talent/Organizational Development
Human resources and talent management experience assists our Board in overseeing executive compensation, succession planning, and employee engagement.

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Our Board of Directors
Board Skills Matrix
The following matrix summarizes the key knowledge, skills and experience that qualifies each director for our Board.

	Axelrod	Dean	Gibeau	Katz	Kelley	McCoy	Reintjes	Shearer
Experience & Strategic Competencies
Accounting & Finance (Reporting, Auditing, Internal Controls)		✓	✓	✓		✓		✓
Business Development/M&A/Strategy	✓	✓	✓	✓	✓	✓	✓	✓
Compliance/Corporate Governance/ Legal/ Risk Management			✓			✓		✓
E-commerce; Consumer Products	✓	✓	✓		✓	✓	✓	✓
Global Business	✓	✓	✓	✓	✓	✓	✓	✓
Marketing/Brand Development			✓	✓	✓	✓	✓
Outdoor Sports Industry				✓		✓	✓	✓
Public Company Board	✓	✓	✓	✓	✓	✓	✓	✓
Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Talent/Organizational Development	✓		✓	✓	✓	✓	✓
Diversity
Gender	F	F	M	M	F	M	M	M
Race/Ethnicity: White/Caucasian	✓	✓	✓	✓	✓	✓	✓	✓
Veteran						✓

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CORPORATE GOVERNANCE

YETI and the Board believe that sound corporate governance is a source of competitive advantage for YETI and allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize stockholder value. Our strong corporate governance practices, including those highlighted below, are reflected in our Corporate Governance Guidelines and other key governance documents, which set the framework for our governance structure.
YETI’s Corporate Governance Guidelines, along with our other principal governance documents, are available under “Governance” in the Investor Relations section of our website, www.YETI.com.
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE
Our CEO reviews and approves YETI’s overall ESG strategy at the executive level, with key insight and support from all members of our senior leadership team. Our ESG team comprises ESG leaders embedded within the organization, including our ESG Reporting Lead (reporting through our Vice President, Compliance to our Chief Legal Officer), our DE&I Lead (reporting to our Chief Human Resources Officer), and our Sustainability Lead (reporting to Senior Vice President, Supply Chain & Operations). The ESG team is responsible for setting our enterprise-wide ESG strategy, managing ESG topics, driving multi-year goals, and establishing cross-functional working groups, as needed. Our Board is responsible for the oversight of our ESG strategy. Specific material ESG topics are addressed by different committees of our Board. The Board receives updates on our ESG strategy at least annually. YETI has established an enterprise risk framework for identifying, aggregating, and evaluating risk across the enterprise, including ESG topics. To remain focused on the most material ESG topics, the risk framework is integrated with our annual planning, audit scoping, and control evaluation management process, which are performed by our internal audit team. In June 2023, we published our third annual report on our commitment to ESG topics, which is available in the Sustainability, Diversity & Community section of our website, www.YETI.com. Our ESG reporting and disclosure is guided by leading industry frameworks including GRI and SASB. For more information regarding YETI’s ESG strategy, goals, and initiatives, please visit www.YETI.com/ESG.
DIRECTOR INDEPENDENCE
Currently, our Board consists of eight members, seven of whom are independent. For a director to be considered independent in accordance with applicable New York Stock Exchange (“NYSE”) listing standards, the Board must determine that the director does not have any direct or indirect material relationship with us (including as a partner, shareholder or officer of an organization that has a relationship with us). As required by applicable NYSE listing standards, the Board has affirmatively determined that each of Elizabeth L. Axelrod, Alison Dean, Frank D. Gibeau, Robert Katz, Mary Lou Kelley, Dustan E. McCoy, and Robert K. Shearer is independent under the NYSE listing standards and free of any material relationships with YETI other than as established through his or her service as a director of YETI. The Board also previously affirmatively determined that Tracey D. Brown, who served on the Board until her resignation effective May 4, 2023, qualified as an independent director under applicable NYSE listing standards during the period of her service in 2023.
In determining director independence, the Board considers any transactions or relationships between a director and his or her immediate family and affiliates, on the one hand, and YETI and its management, on the other hand, to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. In connection with the Board’s assessment of the independence of Mses. Axelrod, Dean and Kelley and Messrs. Gibeau, Katz, McCoy, Shearer, and Ms. Brown during the period of her service in 2023, we found no such transactions or relationships.

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Corporate Governance
BOARD SIZE AND COMPOSITION
The number of directors comprising the Board is fixed from time to time by resolution of the Board pursuant to the Certificate of Incorporation. The Board has determined that eight directors, seven of whom are independent, is currently the appropriate size for YETI. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management. Given the evolving nature of our business, the Board has determined that the right governance structure for the Board may vary as circumstances warrant. Consistent with this understanding, the directors consider the Board’s size and composition on an annual basis in connection with its annual self-evaluation.
THE BOARD AND ITS COMMITTEES
In 2023, the Board held 4 meetings. Directors are expected to attend all Board meetings, meetings of committees on which they serve, and the Company’s annual meeting of stockholders. More to the point, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each director attended more than 75% of the aggregate of the meetings of the Board and of the meetings held by all committees of the Board on which such director served during the 2023 fiscal year. All directors then in office attended our 2023 Annual Meeting of Stockholders.
The Board currently has, and appoints the members of, three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which have been approved by the Board and are available under “Governance” in the Investor Relations section of our website, www.YETI.com.The current members of the committees are identified below.

Audit Committee
The primary responsibilities of the Audit Committee are to:
•assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI’s financial statements, (ii) YETI’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications, independence and performance, and (iv) the performance of YETI’s internal audit function;
•prepare the Audit Committee’s annual report included in this Proxy Statement;
•advise and consult with management and the Board regarding the financial affairs of YETI;
•appoint, compensate, retain, dismiss and oversee the work of YETI’s independent registered public accounting firm;
•oversee the Company’s enterprise risk management process;
•discuss with management material legal matters; and
•review material conflicts of interest and review for approval any related party transactions.
All members of the Audit Committee have been determined to be financially literate and to meet the applicable NYSE and SEC standards for Audit Committee independence. The Board has determined that each of Mr. Shearer and Ms. Dean qualifies as an “audit committee financial expert” within the definition established by the SEC.

Current Members: Mr. Shearer (Chair) Ms. Dean Mr. Gibeau Ms. Kelley
Number of Meetings in FY 2023: 6

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Compensation Committee
The primary responsibilities of the Compensation Committee are to:
•establish and administer YETI’s policies, programs and procedures for compensating and providing benefits to its executive officers;
•make recommendations to the Board regarding the compensation of non-employee directors;
•review and approve corporate goals and objectives relevant to the CEO’s compensation;
•evaluate the CEO’s performance in light of these goals and objectives and, either as a committee, or together with the independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation;
•review and approve corporate goals and objectives relevant to the other executive officers’ compensation, evaluate the other executive officers’ performance in light of these goals and objectives, and determine and approve the compensation level of each other executive officer based on this evaluation;
•prepare the Compensation Committee’s report included in this Proxy Statement; and
•make recommendations to the Board with respect to incentive-compensation plans and equity- based plans.
In performing its responsibilities, the Compensation Committee takes into account the recommendations of the CEO and the Chief Human Resources Officer in determining the compensation of executive officers other than with respect to the CEO. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers.
The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. During the fiscal year ended December 30, 2023 (“fiscal 2023”), FW Cook advised on and assisted with the review and evaluation of executive compensation and compensation of our non-employee directors. During fiscal 2023, FW Cook provided no services to YETI other than consulting services to the Compensation Committee regarding executive and non-employee director compensation. The Compensation Committee has reviewed the independence of FW Cook under the specific independence factors adopted by the SEC and NYSE and determined that FW Cook’s work does not raise any conflicts of interest. All members of the Compensation Committee have been determined to meet the applicable NYSE and SEC standards for Compensation Committee independence.

Current Members: Mr. McCoy (Chair) Ms. Axelrod Mr. Gibeau Mr. Katz
Number of Meetings in FY 2023: 4

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Corporate Governance

Nominating and Governance Committee
The primary responsibilities of the Nominating and Governance Committee are to:
•identify individuals qualified to become members of the Board;
•recommend candidates to fill Board vacancies and newly-created director positions;
•recommend whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms;
•recommend corporate governance guidelines applicable to the Board and YETI’s employees;
•oversee the evaluation of the Board and its committees;
•assess and recommend Board members to the Board for committee membership;
•assist the Board with management succession planning; and
•oversee the Company’s engagement with stockholders on corporate governance and other relevant matters.
For an overview of the Nominating and Governance Committee’s process for evaluating and selecting potential board candidates, see “— Director Nomination Process” below.

Current Members: Ms. Kelley (Chair) Ms. Axelrod Ms. Dean Mr. Katz
Number of Meetings in FY 2023: 4

DIRECTOR NOMINATION PROCESS
YETI’s Nominating Policy, which describes the process for evaluating and selecting potential director candidates, is administered by the Nominating and Governance Committee and attached to its charter. The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:
•reputation for integrity, strong moral character and adherence to high ethical standards;
•holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor and has demonstrated high levels of accomplishment;
•demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of YETI;
•ability to read and understand basic financial statements and other financial information pertaining to YETI;
•commitment to understand YETI and its business, industry and strategic objectives;
•commitment and ability to regularly attend and participate in meetings of the Board, Board committees and stockholders, limit the number of other company boards on which the candidates serves (as specified in YETI’s Corporate Governance Guidelines), and ability to generally fulfill all responsibilities as a director of YETI;
•willingness to represent and act in the interests of all stockholders of YETI rather than the interests of a particular group;
•good health and ability to serve;
•independence under applicable SEC and NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director, it being understood that not all directors are required to be independent under the NYSE listing standards; and
•willingness to accept the nomination to serve as a director of YETI.
The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

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Corporate Governance
•whether the prospective nominee will foster a diversity of backgrounds, skills, perspectives and experiences (based on a consideration of the personal characteristics, skills and experience of all current and prospective directors, including gender, race and ethnicity) to provide for the representation of a broad range of perspectives on the Board;
•for potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable NYSE and SEC rules;
•for incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to YETI, number of other company boards on which the director serves and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board; and
•the composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.
Our Corporate Governance Guidelines provide that no director may stand for election after reaching age 75 unless the Board approves an exception to this guideline on a case-by-case basis.
The Nominating and Governance Committee solicits possible director candidates from a number of sources — including members of the Board, our CEO and other senior-level executive officers, individuals personally known to the members of the Board, our other outside advisors and the potential re-nomination of incumbent directors. The Nominating and Governance Committee may also employ professional search firms (for which it would pay a fee) to assist it in identifying potential members of the Board. In 2023, the Nominating and Governance Committee engaged Heidrick & Struggles International, Inc. (“Heidrick & Struggles”) and Spencer Stuart, both independent third-party search firms, to assist in the process of identifying and evaluating potential independent director candidates. Ms. Axelrod and Mr. Katz were identified through Heidrick & Struggles and Spencer Stuart, respectively. Ms. Axelrod serves on the board of directors of Heidrick & Struggles.
The Nominating and Governance Committee will also consider any suggestions of director nominees from stockholders and will evaluate any such prospective nominees in the same manner and against the same criteria as any other prospective nominee identified from any other source. In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (the “Bylaws”). See “— Director Nominations and Stockholder Proposals” in this Proxy Statement and “Notice of Stockholder Business and Nominations” in the Bylaws.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2023, the members of the Compensation Committee were Mr. McCoy, Mr. Gibeau, and Ms. Kelley, and Ms. Brown until her resignation effective May 4, 2023 . During fiscal 2023, no member of the Compensation Committee had any material interest in a transaction of YETI or a business relationship with, or any indebtedness to, YETI, and none of such directors is currently or formerly an officer or employee of YETI.
None of the members of the Compensation Committee serves as an executive officer of any other entity that has a member of its compensation committee (or if no committee performs that function, the board of directors) serving as one of our executive officers. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) or a director of any other entity that has an executive officer serving as a member of the Compensation Committee or a member of the Board.
BOARD FUNCTION, LEADERSHIP STRUCTURE, AND EXECUTIVE SESSIONS
The Board oversees the performance of YETI’s CEO and other senior management of YETI and works to assure that the best interests of stockholders are served.
The Board does not have a policy requiring either that the positions of the Chair of the Board and CEO should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of YETI for the Board to make a determination on these matters when it elects a new CEO or Chair of the Board, or at other times when consideration is warranted by the circumstances. Currently, the roles are separate, with Mr. Reintjes serving as our CEO and Mr. Shearer, one of our independent directors, serving as Chair of the Board.

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Corporate Governance
The Board is led by the Chair of the Board. The Chair of the Board oversees planning of the annual Board calendar and, in consultation with the other directors, schedules and sets the agenda for meetings of the Board. In addition, the Chair of the Board provides guidance and oversight to members of management and acts as the Board’s liaison to management. In this capacity, the Chair of the Board is actively engaged in significant matters affecting YETI.
The Board believes that this leadership structure is appropriate for YETI at this time because it provides our Chair of the Board with the readily available resources to manage the affairs of the Board while allowing our CEO to focus more on operational and management functions. An executive session of the non-management, independent directors is held in conjunction with each regular meeting of the Board.
THE ROLE OF THE BOARD IN SUCCESSION PLANNING
The Board believes effective succession planning, particularly for the CEO, is important to the continued success of YETI. Pursuant to YETI’s Corporate Governance Guidelines and the Compensation Committee Charter, the Compensation Committee shall, at least annually, make a report to the Board on succession planning for executive officers of YETI. In addition, at least annually, the Nominating and Governance Committee will make a report to the Board on succession planning for the Chair of the Board. YETI’s succession plan includes appropriate contingencies in case the Chair of the Board, the CEO, or another key executive officer of YETI retires, resigns, dies, or is incapacitated. The Board, with the assistance of the Nominating and Governance Committee or Compensation Committee, as applicable, will evaluate potential successors to the Chair of the Board, the CEO, and other key executive officers of YETI. The Chair of the Board and the CEO contribute to these evaluations by making available their recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
THE ROLE OF THE BOARD IN RISK OVERSIGHT
Our internal audit team annually facilitates an enterprise risk assessment with senior management and, through this process, management identifies, aggregates and assesses material risks impacting our company, operations, and strategic objectives, which may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. Management and the Board rank YETI’s risks based on their potential impact to YETI’s ability to meet our strategic priorities. Management determines appropriate risk responses for each identified enterprise risk. Outside of this annual process, management is responsible for our day-to-day risk management activities.
As part of its oversight function, the Board plays an active role, both as a whole and at the committee level, in overseeing management of YETI’s risks. The Audit Committee has primary oversight responsibility with respect to financial risks as well as oversight responsibility for our overall risk assessment and risk management policies and systems. The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints relating to accounting and auditing matters and oversees our management of legal, ethics and regulatory compliance programs. The Audit Committee regularly interacts with our accounting and legal personnel, internal audit team, ethics & compliance team, and our independent auditors in fulfillment of this oversight function. Our Audit Committee also oversees risks related to our information technology systems, processes, and procedures, including risks related to cybersecurity and data privacy. The Compensation Committee oversees risks relating to our compensation plans and programs, human capital management, management continuity, and succession planning. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will continue do so in the future on an annual basis. The Compensation Committee believes that none of our compensation policies and programs for our executives and other employees give rise to risks reasonably likely to have a material adverse effect on us. The Compensation Committee also, on at least an annual basis, considers and evaluates the independence and potential conflicts of interest of its advisors, including its independent compensation consultant.
Senior management attends Board and committee meetings at the invitation of the Board or its committees and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Audit and Compensation Committees also rely on the advice and counsel of our independent registered public accounting firm and independent compensation consultant, respectively, to raise awareness of any risk issues that may arise during their regular reviews of our financial statements, audit work, and executive compensation policies and practices. The Board is updated on each committee’s risk oversight and other activities via meeting reports from each committee chair to the full Board at each Board meeting.

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Corporate Governance
CODE OF BUSINESS CONDUCT
We are dedicated to maintaining the highest ethical standards throughout our business and operations. YETI’s written code of business conduct (the “COBC”) applies to our directors, executive officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The COBC expands upon YETI’s commitment to legal and disclosure compliance and more fully addresses the protection and proper use of YETI’s assets. It includes provisions to promote compliance with applicable governmental laws, rules, and regulations, including, without limitation, securities laws, antitrust laws, and anti-bribery and anti-corruption laws. The COBC also implements more detailed standards for reporting and enforcement of violations of the COBC.
A current copy of the COBC is posted under “Governance” on the Investor Relations section of our website, www.YETI.com. To the extent required by applicable rules adopted by the SEC and the NYSE, we intend to disclose future amendments to, or waivers from, the COBC granted to our executive officers and directors at this location.
BOARD ASSESSMENTS
At least annually, the Nominating and Governance Committee oversees an evaluation of the performance of the Board as a whole, each committee of the Board, and each director. As part of this process, (a) the Board conducts a self-assessment of the Board as a whole to determine, among other matters, whether the Board is functioning effectively; (b) each committee of the Board conducts a self-assessment of the committee’s effectiveness; and (c) the directors undertake a peer assessment. The results of these assessments are considered by the Nominating and Governance Committee and the Board in connection with recommending and selecting director nominees for election at each annual meeting of stockholders. See “—Director Nomination Process” above for further information.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
Pursuant to YETI’s Insider Trading Policy, directors, executive officers, other employees, and other persons with access to material nonpublic information, such as contractors or consultants, as determined by YETI from time to time, may not engage in transactions of a speculative or risk mitigating nature involving YETI securities at any time, including, but not limited to, put or call options, straddles or other transactions involving YETI-based derivative securities, margining YETI securities, or otherwise pledging YETI securities as collateral or entering into any other hedging transactions that hedge or offset or are designed to hedge or offset any decrease in the market value of YETI Securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds). In addition, individuals subject to our Insider Trading Policy are prohibited at all times from short-selling YETI common stock.
OVERBOARDING POLICY
YETI’s directors are generally limited to serving on the boards of directors of not more than four total public companies, including YETI, and any director who serves as an executive officer of YETI is limited to serving on the board of directors of two total public company boards, including YETI. The Board may, in its discretion, approve exceptions to this policy on a case-by-case basis upon recommendation of the Nominating and Governance Committee. Directors must advise the Chair of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on the board of directors (or similar body) of another company. Additionally, the Chief Executive Officer and other executive officers of YETI must seek the approval of the Board before accepting membership on other boards (or similar bodies), including corporate and charitable boards. Neither the Chief Executive Officer nor any other executive officer of YETI may serve on any board of directors of a company if the chief executive officer or another executive officer of that company is serving on the same board. Each member of our Board is currently in compliance with our overboarding policy. Our Nominating and Governance Committee reviews this policy periodically as part of its annual review of our Corporate Governance Guidelines, and reviews each director’s total board service annually in connection with its evaluation of incumbent directors standing for re-election as described under “—Director Nomination Process.”.
COMMUNICATION WITH THE BOARD
We encourage our stockholders and other interested persons to communicate with the Board. Written communications to members of the Board, the independent members of the Board as a group, or the Chair of the Board can be sent to the following: Board of Directors, c/o YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735. All such communications will be forwarded to the applicable directors for their review, except for communications that (a) contain material that is not appropriate for review by the Board based upon the Bylaws and the established practice and procedure of the Board, or (b) contain improper or immaterial information.

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Corporate Governance
NON-EMPLOYEE DIRECTOR COMPENSATION
Our directors receive compensation in accordance with our Non-Employee Director Compensation Policy. All of our non-employee directors are currently eligible to receive compensation under this Policy.
In November 2023, the Compensation Committee completed a review of director compensation and determined that, based upon research provided by FW Cook, several elements of YETI’s director compensation were below market median. As a result, the Compensation Committee recommended, and the Board approved certain increases, effective December 31, 2023. Such increases are described below.
ANNUAL CASH COMPENSATION
During fiscal 2023, non-employee directors received an annual cash retainer of $75,000, which, absent a deferral election described below, was paid quarterly in arrears and pro-rated based on days of service on the Board. The Board did not increase the annual cash retainer for 2024. Each non-employee director is also entitled to receive additional cash compensation for committee membership or service as a chair as follows:

Position	Annual Retainer until December 30, 2023 ($)	Annual Retainer Effective December 31, 2023 ($)

Non-Executive Chair of the Board	80,000	115,000
Lead or Presiding Director of the Board (if any)	40,000	40,000
Committee Chairs
Audit Committee	20,000	25,000
Compensation Committee	15,000	20,000
Nominating and Governance Committee	10,000	20,000
Special Committee (e.g., strategic transactions, investigations, key employee searches)	**	**
Committee Members
Audit Committee	10,000	12,500
Compensation Committee	7,500	10,000
Nominating and Governance Committee	5,000	10,000
Special Committee (if established)	7,500	7,500
** To be determined if and when any Special Committee is established.
By the end of the taxable year before the next annual meeting of our stockholders, or on a pro rata basis as of the date of a non-employee director’s initial election or appointment to the Board, non-employee directors are able, subject to compliance with tax deferral rules, to elect to defer into deferred stock units (“DSUs”) all or part of the annual cash retainer, or chair or committee cash fees, that would be earned between such date and our next annual meeting of stockholders, which we refer to as the service period. Such DSUs would be issued on the first day of the service period on the basis of our stock price on the date of grant, rounded down for any partial shares. Such DSUs would vest on the earlier to occur of (a) the first anniversary of the date of grant and (b) the next following annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date. Any vested DSUs will be settled in shares of our common stock on the earlier of (a) a date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non-employee director’s cessation of service on the Board.
During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs as, if and when dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director.
All of our directors are reimbursed for their reasonable out-of-pocket expenses related to their service as a member of the Board or one of its committees.

YETI® 2024 Proxy Statement	23

Corporate Governance
EQUITY COMPENSATION
On the date of each annual meeting of our stockholders, or on a pro rata basis upon initial election or appointment to the Board, non-employee directors are granted an award of restricted stock units (“RSUs”), which for fiscal 2023, had a value of $120,000 (based on our closing stock price on the date of grant). Effective December 31, 2023, the annual equity retainer for Board service is $145,000. This award vests in full in one installment on the earlier to occur of (a) the first anniversary of the date of grant and (b) immediately prior to our next annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date.
Our non-employee directors are able to elect to defer all or part of the grant of RSUs in the form of DSUs, which will vest in full in one installment on the same basis as a non-employee director’s RSUs vest and will be settled in shares of our common stock on the earlier to occur of (a) the date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non- employee director’s cessation of service on the Board.
During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs as, if and when dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director.
COMPANY PRODUCT DISCOUNT
Directors are entitled to a discount to the suggested retail price of certain of our products.
NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
The Board has adopted stock ownership guidelines for directors which specify target amounts of share ownership. Each of our non-employee directors who receives compensation from us for his or her service on the Board is required to own stock in an amount equal to not less than five times his or her annual cash retainer. For purposes of this requirement, a non-employee director’s holdings include shares of our common stock held directly or indirectly, individually or jointly, as well as vested or earned share awards, including, but not limited to, (a) vested or earned restricted or performance stock and (b) shares underlying vested or earned restricted stock units, performance stock units and unexercised stock options, in all cases whether or not deferred for future delivery.
Until the stock ownership requirements have been satisfied, non-employee directors are required to retain 100% of the shares received upon settlement of restricted stock or RSUs (net of shares with a value equal to the amount of taxes owed by such non-employee director in respect of such settlement).

24	YETI® 2024 Proxy Statement

Corporate Governance
FISCAL 2023 DIRECTOR COMPENSATION TABLE
The table below sets forth information regarding all compensation awarded to, earned by, or paid to our non-employee directors during fiscal 2023.

Name	Fees earned or paid in cash(1) ($)	Stock Awards(2) ($)	Total ($)

Elizabeth L. Axelrod(3)	—	45,652	45,652
Tracey D. Brown(4)	43,870	120,000	163,870
Alison Dean	90,000	120,000	210,000
Frank D. Gibeau	92,500	120,000	212,500
Robert Katz(3)	—	45,652	45,652
Mary Lou Kelley	92,500	120,000	212,500
Dustan E. McCoy	100,000	120,000	220,000
Robert K. Shearer	180,000	120,000	300,000
(1)Represents retainers for Board service and for Board chair, committee chair and committee service. Ms. Kelley and Mr. Shearer elected to defer a portion of their annual cash retainer and committee cash fees, as applicable.
(2)For all directors except Ms. Axelrod and Mr. Katz, represents the grant date fair value of restricted stock units (“RSUs”) granted on May 4, 2023 calculated in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). Ms. Kelley and Mr. Shearer elected to receive DSUs in lieu of RSUs. As of December 30, 2023, Ms. Dean held 1,342 DSUs and 2,801 RSUs, Mr. Gibeau held 6,322 DSUs and 2,801 RSUs, Ms. Kelley held 17,300 DSUs, Mr. McCoy held 3,155 DSUs and 2,801 RSUs, and Mr. Shearer held 38,588 DSUs. For Ms. Axelrod and Mr. Katz, represents the grant date fair value of RSUs granted on December 19, 2023, the effective day of their appointment, calculated in accordance with Topic 718. Ms. Axelrod elected to receive DSUs in lieu of RSUs. As of December 30, 2023, Ms. Axelrod held 864 DSUs and Mr. Katz held 864 RSUs.
(3)Because Ms. Axelrod and Mr. Katz were appointed to the Board in December 2023, they did not receive their first cash payment until fiscal 2024.
(4)Ms. Brown resigned from the Board effective May 4, 2023.

YETI® 2024 Proxy Statement	25

EXECUTIVE COMPENSATION

PROPOSAL 2. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers (“NEOs”) as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote). At our 2020 Annual Meeting of Stockholders, stockholders voted on a non-binding proposal to advise on whether the advisory vote on executive compensation should occur every one, two or three years. As a majority of our stockholders voted in favor of an annual advisory vote, the Board decided to annually provide stockholders with an advisory vote on the compensation of our NEOs. Accordingly, YETI is providing stockholders with its annual advisory vote on executive compensation. We are asking stockholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement by voting “For” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure, is hereby approved.”
As an advisory vote, this proposal is not binding. However, the Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.
As described in detail in the Compensation Discussion and Analysis, our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way, while also recognizing the size, scope, and success of YETI’s business. We believe that our executive compensation program, with its balance of short-term incentives and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. We encourage stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures, which set forth the details of our executive compensation program.

The Board unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation paid to our NEOs as disclosed in this Proxy Statement.

26	YETI® 2024 Proxy Statement

Executive Compensation
EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief summary of the business experience of individuals who serve as our executive officers as of March 26, 2024.(1)

Name	Age (as of March 26, 2024)	Position
Matthew J. Reintjes	48	President and Chief Executive Officer, Director
Michael J. McMullen	50	Senior Vice President, Chief Financial Officer and Treasurer
Bryan C. Barksdale	53	Senior Vice President, Chief Legal Officer and Secretary
Martin H. Duff	48	Senior Vice President, Supply Chain and Operations
(1) S. Faiz Ahmad served as Senior Vice President, Chief Commercial Officer until his employment was terminated, effective March 1, 2024.
Matthew J. Reintjes. Mr. Reintjes’ biographical information is disclosed on page 11 of this Proxy Statement under “Directors Continuing in Office—Class I Directors (for Terms Expiring in 2025).”
Michael J. McMullen. Mr. McMullen was appointed by our Board to serve as Senior Vice President, Chief Financial Officer and Treasurer in February 2023. Prior to that, Mr. McMullen served as our interim Chief Financial Officer and Treasurer since October 2022. Mr. McMullen joined YETI as Head of Financial Planning & Analysis in February 2016 and served as Vice President of Finance from March 2017 until his appointment as interim Chief Financial Officer and Treasurer. Prior to joining us, Mr. McMullen served for twelve years with Dell Inc. in various financial roles and for five years with PricewaterhouseCoopers. Mr. McMullen holds a B.B.A. in Accounting from Texas A&M University and an M.B.A. from Northwestern University Kellogg School of Management.
Bryan C. Barksdale. Mr. Barksdale has served as our Chief Legal Officer since February 2024, our General Counsel since August 2015 and our Secretary since December 2015. Mr. Barksdale was named as a Senior Vice President in September 2018. Prior to joining us, Mr. Barksdale served as General Counsel of iFLY Holdings, Inc., a designer, manufacturer, and operator of vertical wind tunnels used in indoor skydiving facilities, from January 2015 to July 2015. From August 2010 to January 2015, Mr. Barksdale served as Chief Legal Officer, General Counsel, and Secretary of Bazaarvoice, Inc., a social commerce software-as-a-service company. From February 2005 to August 2010, Mr. Barksdale practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, Professional Corporation. Mr. Barksdale previously practiced corporate and securities law with Brobeck, Phleger & Harrison LLP and with Andrews Kurth LLP. Mr. Barksdale holds a B.A. from The University of Texas at Austin, an M.Ed. from the University of Mississippi, and a J.D. from Washington & Lee University School of Law.
Martin H. Duff. Mr. Duff joined YETI in November 2022 as Senior Vice President, Supply Chain & Operations to oversee all global sourcing planning, quality, logistics, fulfillment and inventory controls and YETI-wide continuous improvement initiatives. Before joining YETI, Mr. Duff spent 11 years at VF Corporation in several supply chain leadership roles. He most recently served as the Vice President, Supply Chain — America’s Region, where he led all supply chain planning, inventory management, customer service, distribution and logistics functions for brands including The North Face, Vans, Supreme, Timberland and Dickies across the US, Canada, Mexico, and distributor markets. Before this role, Mr. Duff lived in Hong Kong as the Vice President, Footwear Sourcing & Digital Product Creation for Vans, The North Face, Timberland, Altra, and Reef across China, Vietnam, Bangladesh, Cambodia, and the Philippines. Before his time at VF Corporation, Mr. Duff spent nine years at Johnson & Johnson and served in several operational leadership positions overseeing supply chain and operational logistics for brands such as Neutrogena and the Oral Care business portfolio. Mr. Duff holds a B.S. in Marketing and International Business and a M.S. In Business Administration from Penn State University.

YETI® 2024 Proxy Statement	27

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
We are committed to providing our stockholders with a thorough understanding of our executive compensation program and its link to our strategic objectives and business priorities. This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2023 executive compensation program and aligns with the amounts shown in the executive compensation tables that immediately follow. While the principles underlying YETI’s compensation philosophy extend to all levels of the organization, this CD&A and the accompanying tables specifically analyze and provide historical compensation information for our NEOs.
Our Named Executive Officers in 2023
For 2023, the following individuals were identified as our NEOs:

Matthew J. Reintjes President and Chief Executive Officer	Michael J. McMullen Senior Vice President, Chief Financial Officer and Treasurer	S. Faiz Ahmad (1) Former Senior Vice President, Chief Commercial Officer
Bryan C. Barksdale Senior Vice President, Chief Legal Officer and Secretary	Martin H. Duff Senior Vice President, Supply Chain and Operations
(1) Mr. Ahmad served as Senior Vice President, Chief Commercial Officer until his employment was terminated, effective March 1, 2024.

CD&A Reference Guide
Section I.	Executive Summary
Section II.	Compensation Philosophy and Objectives
Section III.	Compensation Determination Process
Section IV.	Components of Our Compensation Program
Section V.	Additional Compensation Policies and Practices

28	YETI® 2024 Proxy Statement

Executive Compensation
I. Executive Summary
Fiscal 2023 Select Business Highlights

Note: $ in millions, except percentages.
* For a reconciliation of adjusted net sales and adjusted gross profit as set forth in this Proxy Statement to the nearest GAAP measures, see “Appendix B: Reconciliation of Non-GAAP Financial Measures.”
Adjusted Net Sales
In fiscal 2023, adjusted net sales (a non-GAAP performance metric) increased 3% to $1,680.4 million from fiscal 2022.
•Direct-to-consumer (“DTC”) channel adjusted net sales increased 9% to $1,005.1 million in fiscal 2023 due to growth in both Drinkware and Coolers & Equipment.
•Adjusted net sales in our wholesale channel decreased 5% to $675.4 million due to a decline in Coolers & Equipment, partially offset by growth in Drinkware.
•Drinkware adjusted net sales increased 8% to $1,023.0 million, reflecting strong demand for the continued expansion and innovation of our Drinkware product offerings, including Rambler straw lid mugs, Rambler and Yonder bottles, specialty coffee cups and tabletop solutions, as well as new seasonal colorways.
•Coolers & Equipment adjusted net sales decreased 5% to $619.2 million. This decrease was primarily due to the stop sale of the products affected by the recalls, partially offset by the introduction of our new Hopper M12 Soft Backpack Cooler and M15 Soft Cooler, and strong performance in our Hopper Flip soft cooler line, cargo and bags.
Fiscal 2023 Adjusted Net Sales*

* For a reconciliation of adjusted net sales as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Reconciliation of Non-GAAP Measures.”
** Other includes apparel, bottle openers, ice substitutes, and other accessories.

YETI® 2024 Proxy Statement	29

Executive Compensation
Adjusted Gross Profit and Adjusted Gross Margin
In fiscal 2023, our adjusted gross profit (a non-GAAP performance metric) increased $96.1 million to $956.5 million, or 56.9% of adjusted net sales, compared to $860.4 million, or 52.7% of adjusted net sales, in the prior year.

Note: $ in millions, except percentages and per share amounts.
* For a reconciliation of adjusted operating income and adjusted net income per diluted share as set forth in this Proxy Statement to the nearest GAAP measures, see “Appendix B: Reconciliation of Non-GAAP Financial Measures.”
Adjusted Operating Income
YETI’s adjusted operating income (a non-GAAP performance metric), which, in addition to adjusted net sales, is a performance metric under our annual short-term incentive plan, decreased 4% to $262.8 million, or 15.6% of adjusted net sales, for fiscal 2023, compared to $274.3 million, or 16.8% of adjusted net sales, in fiscal 2022. (See “— Short-Term Incentives — Performance Measures” for a discussion of this metric and see Appendix B for a reconciliation to the corresponding GAAP metric.)
Adjusted Net Income and Adjusted Net Income Per Diluted Share
In fiscal 2023, our adjusted net income decreased 4% to $197.0 million, or 11.7% of adjusted net sales, compared to $205.7 million, or 12.6% of adjusted net sales in fiscal 2022, and our adjusted net income per diluted share decreased 5% to $2.25, compared to $2.36 per diluted share in the same period last year.
Key 2023 Executive Compensation Program Decisions
YETI is a performance-driven organization, and the Compensation Committee believes there is a strong connection between our growth, the targets we communicate externally, and the corresponding compensation decisions that we make with respect to our NEOs and the organization as a whole. The Compensation Committee made the following decisions in 2023 regarding each of our compensation program components for our NEOs.
Base Salaries
During the annual compensation review cycle in February 2023, the Compensation Committee maintained or increased the base salaries of our NEOs from the levels set in 2022. The Compensation Committee determined that Mr. Reintjes’ base salary was appropriately aligned with market-based compensation paid to CEOs in our peer group; therefore, his base salary was maintained at the level set in 2022. Mr. McMullen’s base salary was increased 50% in connection with his appointment as Chief Financial Officer in February 2023. Because Messrs. Ahmad and Duff joined YETI in the second half of 2022, the Compensation Committee maintained their base salaries at the levels set in 2022. The Compensation Committee increased Mr. Barksdale’s base salary by 5% to align with compensation paid to similarly situated executives in our peer group.

30	YETI® 2024 Proxy Statement

Executive Compensation
2023 Short-Term Incentive Plan
YETI’s annual incentive program takes the form of a short-term incentive plan, which is a cash plan. The management team led a process to set the financial performance targets under the 2023 short-term incentive plan (“STIP”), as approved by the Compensation Committee and as described below. The STIP in 2023 utilized two financial performance metrics, which the Compensation Committee believes appropriately focus executive officers on the critical strategic priorities necessary to grow stockholder value:

Adjusted Net Sales (40% Weighting)	+	Adjusted Operating Income (60% Weighting)
•Performance threshold: 90% of target •Performance maximum: 110% of target		•Performance threshold: 90% of target •Performance maximum: 110% of target
For the NEOs, the STIP is based exclusively on company performance metrics, and there are no division, geographic or individual components. In addition, all of our eligible employees are participants in the same annual incentive plan. Failure to achieve the minimum level of performance results in no payout under the STIP, and payouts were capped at 200% of the target opportunity. The target opportunities under the STIP for the NEOs were denominated as a percentage of annual eligible salary as set forth below:

NEO	2023 Target Annual Cash Incentive Percentage
Matthew J. Reintjes	150%
Michael J. McMullen	75%
S. Faiz Ahmad	75%
Bryan C. Barksdale	60%
Martin H. Duff	60%

As described above, adjusted net sales increased 3% to $1.68 billion and adjusted operating income decreased 4% to $262.8 million, which drove payouts under our STIP at 88.3% of target for our NEOs.
2023 Long-Term Incentive Plan
Consistent with our continuing focus on pay-for-performance, NEOs other than our CEO received an annual equity award consisting of an equal mix of performance-based and time-based equity awards under the long-term incentive plan (“LTIP”) in fiscal 2023. Our CEO received an annual equity award consisting of 75% performance-based equity awards and 25% time-based equity awards in 2023. The Compensation Committee believes that this weighting reflects the Company’s commitment to a highly performance-oriented compensation program that incentivizes our CEO to continue driving future growth and shareholder value creation.
For tax purposes related to our ability to no longer rely on a special Section 162(m) grandfathering rule for newly public companies, in 2023, the Compensation Committee decided to grant our NEOs annual equity awards in the form of restricted stock units (“RSUs”) vesting over a three-year period rather than restricted stock, as was done in prior years. Similarly, the performance-based awards granted in 2023 were structured as performance-based restricted stock units (“PBRSUs”) versus performance-based restricted stock (“PBRS”). The 2023 PBRSUs vest in the same manner as prior PBRS awards vested. The PBRSUs are eligible to cliff vest after three years based on cumulative free cash flow measured over the three-year performance period, with a relative total shareholder return (“TSR”) modifier tied to our stock price performance relative to the companies in the Russell 2000 Index. We define free cash flow as net cash provided by operating activities, less purchases of property and equipment.
As discussed below, three NEOs, Messrs. Reintjes, McMullen, and Barksdale, received one-time long-term equity awards in 2023 to recognize significant contributions in 2022, to further drive focus on sustained long-term performance, and to promote retention of these valuable leaders. The awards have a strong performance orientation, with the CEO’s grant having a mix of 75% PBRSUs and 25% RSUs and Messrs. McMullen and Barksdale having mixes of 50% PBRSUs and 50% RSUs. In order to further enhance retention, holding power, and alignment with the long-term interests of our investors, Mr. Reintjes’ PBRSUs and RSUs cliff vest at the end of the three-year period and have an additional one-year holding period after vesting. The vesting for Messrs. McMullen and Barksdale align with that of the annual grants.

YETI® 2024 Proxy Statement	31

Executive Compensation
Target Pay Mix
The following graphic titled “YETI CEO Target Pay Mix” shows the allocation of target total direct compensation payable to our CEO, reflecting the elements and mix of the regular, ongoing compensation program. The graphic titled “YETI Peer Target Pay Mix” reflects equivalent information for our peer group. The Compensation Committee allocated compensation among base salary, target STI, and the grant date fair value of long-term incentives in the form of a combination of performance- and time-based RSU awards. A vast majority of compensation for our CEO and other NEOs is at-risk and performance-based.
YETI CEO Target Pay Mix

62%
Equity
15%
Base Salary
46%
PBRSUs
23%
Short-Term Incentives
16%
RSUs
85%
At-Risk

YETI Peer Target Pay Mix

65%
Equity
16%
Base Salary
38%
PS/PBRSUs
19%
Short-Term Incentives
19%
RS/RSUs
8%
Options
84%
At-Risk

32	YETI® 2024 Proxy Statement

Executive Compensation
II. Compensation Philosophy and Objectives
Compensation Philosophy
YETI’s compensation philosophy is based on the following core components:

Alignment with our business strategy and stockholders’ interests. YETI’s executive compensation program contains specific financial performance metrics such as adjusted net sales and adjusted operating income that are consistent with our strategic goals and are indicative of top-line and bottom-line performance. Our program also contains a significant allocation to equity incentives to promote the prioritization of our long-term operational and, in turn, stock price performance and to closely tie the interests of executive officers with those of our stockholders.

Motivate and reward achievement of our key goals. Performance-based incentives using financial metrics that tie to our short- and long-term goals are significant components of our executive compensation program. By linking performance and achievement to compensation, we seek to motivate executive officers to accomplish our key strategic objectives. We define clear and measurable quantitative objectives that are designed to strengthen this link and thus improve results and returns to our stockholders.

Provide competitive pay to attract and retain talent. We recruit executive officers with a wide diversity of experiences, expertise, capabilities, and backgrounds to lead us as we scale our business and execute our strategy. In recruiting our executives and determining competitive pay levels, we consider a number of reference points, including the compensation structure and amounts of compensation paid to the executive officers at peer group companies, as well as broader general industry surveys. The total compensation of a particular executive officer in a particular year may vary from the level implied by reference to the peer group companies or general industry surveys to reflect his or her specific experience, skills, scope of responsibilities, our specific talent needs, performance, or other internal factors.

Balance value and cost considerations. We consider the overall costs of our executive compensation program to ensure that both YETI and the executive officers get value from the program. In doing so, we monitor pay levels and elements at the peer group companies and general industry surveys so that compensation decisions are made with due consideration of value and cost.

Compensation Risk Assessment
In designing our executive compensation program, we also consider many other factors, including risks that may arise from the structure of our program. Because short- and long-term incentives motivate executive officers to pursue achievement of challenging goals, we must consider whether the program may lead to undue pressure on executive officers to take excessive risks. In connection with this, there are a number of items in our executive compensation program that mitigate such risks, including stock ownership guidelines, a clawback policy, prohibitions on hedging and pledging, and other aspects, as discussed below under “— Additional Compensation Policies and Practices.” For fiscal 2023, the Compensation Committee discussed and analyzed risks associated with YETI’s compensation policies and practices for executive officers and all employees generally. The Compensation Committee did not identify any risks arising from YETI’s compensation programs or practices that are reasonably likely to have a material adverse effect on YETI.
Compensation Program Governance
To achieve the key objectives of our executive compensation program and drive our pay-for-performance culture without incentivizing undue risk taking, the Compensation Committee employs the following governance practices:

YETI® 2024 Proxy Statement	33

Executive Compensation

What We Do
✓	Pay for Performance	The majority of targeted total executive officer compensation is variable and tied to our financial results or the performance of our stock price, or both.
✓	Balance Short- and Long-Term Compensation	The allocation of incentives among the STIP and the LTIP does not over-emphasize short-term performance at the expense of achieving long-term goals.
✓	Stock Ownership Guidelines	Executive officers are expected to acquire and maintain a certain level of ownership interest, in order to emphasize long-term performance and to promote alignment with stockholders.
✓	Mitigation of Risk	Our compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, and multiple performance metrics.
✓	Clawback Policy	Our executives’ incentive compensation is subject to a clawback policy that complies with SEC and NYSE rules.
✓	Double Trigger Change-in-Control Provisions	If there is a change in control, outstanding equity will vest only if there is a termination of employment following such change in control (a “double trigger”). A change in control alone will not trigger vesting.
✓	Regularly Review Share Utilization	Management and the Board regularly evaluate share utilization levels by reviewing the cost and dilutive impact of stock compensation.
✓	Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant on matters pertaining to executive and non-employee director pay and governance.

What We Don’t Do
✗	No employment agreements other than with the CEO	We do not have employment agreements with our executive officers, other than the CEO.
✗	No Dividends on Unearned Awards	Under our equity plan, we do not pay dividends or dividend equivalents on shares or units that a participant has not yet earned or that have not vested.
✗	Hedging or Pledging of YETI Securities	We prohibit employees and non-employee directors from engaging in hedging, pledging, or short sale transactions in YETI securities.
✗	No Repricing of Underwater Stock Options	Under our equity plan, we expressly prohibit repricing of stock options or exchanges of underwater stock options without stockholder approval.
✗	No Excessive Perquisites	We do not provide excessive perquisites to executive officers.
✗	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change-in-control payments.
✗	No Special Executive Retirement Programs	We do not have any special executive retirement programs that are specific to executive officers.

34	YETI® 2024 Proxy Statement

Executive Compensation
III. Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee is responsible for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs in order to accomplish our articulated compensation objectives, and reviewing and approving, or recommending for approval by the Board, the compensation of the NEOs.
Each year, the Compensation Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value and to determine whether any changes would be appropriate. The Compensation Committee obtains input from executive officers regarding our annual operating plan, expected financial results, projected stockholder returns, and related risks. With this information as its foundation, the Compensation Committee establishes the performance-based metrics and targets for the STIP and, using a multi-year projection, for the PBRSUs under the LTIP’s executive compensation program.
The Compensation Committee sets appropriate threshold, target, and maximum performance goals to motivate financial performance without incentivizing excessive risk-taking. Following completion of the performance year or period, the Compensation Committee evaluates achievement relative to the pre-established performance goals and determines and certifies corresponding payouts earned.
Role of the Independent Compensation Consultant
Since 2018, the Compensation Committee has engaged FW Cook to serve as its independent compensation consultant. FW Cook reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of FW Cook at YETI’s expense to assist it in the performance of its duties and responsibilities. The Compensation Committee selected FW Cook as its consultant because of the firm’s expertise and reputation.
The Compensation Committee has worked with FW Cook to: assess our executive compensation philosophy, objectives and components; develop a peer group of companies for compensation comparison purposes; review considerations and market practices related to short-term incentive plans and long-term equity and other incentive plans; collect comparative compensation levels for each of our executive officer positions; assess our executive officers’ base salaries, short-term annual incentive targets, and long-term equity compensation levels; review our equity compensation strategy, including the development of award guidelines; and review board of director compensation and design practices.
While the Compensation Committee takes into consideration the review and recommendations of FW Cook when making decisions about our executive compensation program, ultimately, the Compensation Committee makes its own independent decisions about compensation matters.
The Compensation Committee has assessed the independence of FW Cook pursuant to SEC and NYSE rules. In doing so, the Compensation Committee considered various factors bearing upon FW Cook’s independence, including the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. FW Cook did not provide any services to us other than the services provided to the Compensation Committee as described herein and in the “Non-Employee Director Compensation” section of this Proxy Statement. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest and that FW Cook is independent under applicable standards.
Role of Say-On-Pay Vote
In this Proxy Statement, our stockholders are being asked to participate in our fourth say-on-pay vote (see Proposal 2), and our stockholders will have the opportunity to cast a say-on-pay vote on an annual basis so that they may express their views on our executive compensation program.
The Compensation Committee considers the results of our annual say-on-pay advisory vote and other feedback received from stockholders throughout the year when making executive compensation decisions for the NEOs. At our 2023 Annual Meeting, 97.4% of the shares represented at the Annual Meeting approved our proposal regarding the compensation paid to YETI’s NEOs. Taking into account the positive support received in 2023, the Compensation Committee believes YETI provides a competitive, stockholder-friendly pay program that effectively retains and motivates our executives. As described below, during fiscal 2023, the Compensation Committee continued its focus on performance-based awards, maintaining the weighting for performance-based awards over total equity awards at 75% for our CEO and 50% for the other NEOs.

YETI® 2024 Proxy Statement	35

Executive Compensation
Compensation Peer Group and Peer Selection Process
The Compensation Committee believes that obtaining market data is important in making determinations about executive compensation. Such information provides helpful context and a solid reference point for making decisions, even though, relative to other companies, there are differences and unique aspects of YETI. When making decisions about the structure and component mix of our executive compensation program, the Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of comparable peer companies, as derived from public filings and other sources. However, the Compensation Committee does not have any formal benchmarking policy and uses the peer compensation data solely as a reference point when making compensation decisions for the NEOs using its business judgment.
The Compensation Committee, with the assistance of FW Cook, uses the following guiding principles when selecting peer group companies:

Business Focus	Talent Sources	Competitors for Investments

Companies that operate in similar industries, ideally with similar cost structures and geographic footprint.	Companies that are competitors for our talent.	Companies that investors may consider alternative investment opportunities.

Peer Group Size	Company Size	Overall Reasonableness

The peer group should have a sufficient number of companies, generally 12 to 20, to provide meaningful results and to lessen volatility in comparative compensation values.	Companies of comparable organizational scale and complexity or of comparable market value or financial performance make for good reference points, though companies outside the parameters may be included if other factors present a compelling justification.	The peer group, in totality, is reasonable and defensible for comparison purposes.

The Compensation Committee reviews the peer group annually. FW Cook provides the Compensation Committee with peer group data, including the revenues, EBITDA, net income, assets, employees, and market capitalization of each peer company in comparison to that of YETI.
The peer group used to evaluate competitive market compensation of our NEOs for fiscal 2023 consisted of the following 18 companies:

Acushnet Holdings Corp. Callaway Golf Company Canada Goose Holdings Inc. Capri Holdings Limited Columbia Sportswear Company	Crocs, Inc. Deckers Outdoor Corporation Fox Factory Holding Corp. Garmin Ltd. GoPro, Inc.	Helen of Troy Limited Johnson Outdoors Inc. Lululemon Athletica Inc. Oxford Industries, Inc. Peloton Interactive, Inc.	Skechers U.S.A., Inc. Under Armour, Inc. Vista Outdoor Inc.

The Compensation Committee, with assistance from FW Cook, conducted its annual review of the peer group in July 2023. At this time, YETI was ranked at approximately the 26th percentile for revenue and in the 53rd percentile for market capitalization among its peer group. Based on its review of the aforementioned guiding principles and additional data provided by FW Cook, the Compensation Committee decided to alter the peer group it is using for performing market checks on executive and director compensation for fiscal 2024 and going forward by removing Lululemon Athletica Inc. and adding Kontoor Brands, Inc. Lululemon Athletica’s market capitalization was approximately $63.9 billion dollars on January 2, 2024 while Kontoor Brands had a market capitalization of approximately $3.46 billion dollars on January 2, 2024, so we believe this change has the effect of substituting a company with a market capitalization substantially in excess of ours for a company that had a market capitalization that is lower than ours as of January 2, 2024.

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Executive Compensation
Role of the Chief Executive Officer
The Compensation Committee works with our CEO to set the target total direct compensation of each of our NEOs other than our CEO. As part of this process, our CEO reviews market surveys and proxy peer data when available, evaluates each NEO, determines his recommendations about the target compensation of each NEO, and delivers his evaluations and compensation recommendations to the Compensation Committee.
Taking into account our CEO’s evaluations and recommendations and other information it deems relevant, such as our achievement of corporate goals, responsibilities and experience, as well as the compensation philosophy described above and with reference to the peer group data, the Compensation Committee sets the target total direct compensation of our NEOs. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation for the CEO.
IV. COMPENSATION PROGRAM COMPONENTS
2023 Components in General
In order to achieve our executive compensation program objectives, the Compensation Committee utilizes the components of compensation set forth in the chart below. The Compensation Committee regularly reviews all components of the program in order to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy. The majority of each executive officer’s compensation is variable and at-risk.

Compensation Type		Pay Element	Objectives, Basis and Key Features
Fixed	Cash Compensation	Base Salary
•Intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team.
•Determined based on each executive officer’s role, individual skills, experience, performance, external market value, and internal equity.

Variable		Short-Term Incentives: Annual Cash Incentive Opportunities
•Rewards achievement of key drivers of our annual operating plan (“AOP”).
•Requires the achievement of rigorous adjusted net sales and adjusted operating income targets.
•Sets target cash award as a percentage of base salary at 150% for the CEO and between 60% and 75% for all other NEOs.
•Caps STIP awards at 200% of the target cash awards for maximum performance.

	Equity Compensation	Long-Term Incentives: Annual Equity-Based Compensation
•Used to foster a long-term link between executive officers’ interests and the interests of YETI and our stockholders, as well as to attract, motivate and retain executive officers for the long term.
•Sets executive officer annual equity award mix in fiscal 2023 at 75% of the value granted in the form of PBRSUs for our CEO and 50% in the form of PBRSUs for our other NEOs, with the remainder granted in the form of time-based restricted stock units consistent with our continuing focus on pay-for-performance. No stock options were granted in fiscal 2023.
•Requires corporate performance against goals to be at least 90% of target in order for any PBRSU award to be earned.
•Caps PBRSU grants at 200% of the target number of shares for maximum performance.

YETI® 2024 Proxy Statement	37

Executive Compensation
Base Salary
Base salaries provide fixed compensation to executive officers and help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. We evaluate a number of factors when setting base salaries, including:
•Roles & responsibilities: We consider each executive officer’s areas of responsibility, role and experience.
•Professional background: Factors such as education, skills, expertise, professional experience and achievements are considered.
•Competitiveness: The base salary of executive officers is evaluated for competitiveness by considering, as a reference point, information with respect to comparable positions at companies in our peer group and other market surveys.
•Internal pay equity: The variation in the base salary among executive officers is designed to reflect the differences in position, education, scope of responsibilities, previous experience in similar roles and contribution to the attainment of our goals.
In February 2023, the Compensation Committee reviewed each then employed executive officer’s performance, our performance and market data provided by FW Cook on our peer companies and general industry to determine whether any changes to base salaries were warranted for fiscal 2023. As a result of this review, the Compensation Committee approved adjustments to reflect executive performance and to align better with the market, as set forth below:

NEO	Start of 2023 Base Salary ($)	% Increase	End of 2023 Base Salary(1) ($)

Matthew J. Reintjes	$1,025,000	0%	$1,025,000
Michael J. McMullen	$300,000	50%(2)	$450,000
S. Faiz Ahmad	$550,000	0%	$550,000
Bryan C. Barksdale	$405,000	5%	$425,000
Martin H. Duff	$425,000	0%	$425,000
(1)For the actual base salaries paid to our NEOs during fiscal 2023, please see “— 2023 Summary Compensation Table.”
(2)Mr. McMullen’s salary was increased in connection with his appointment as Chief Financial Officer in February 2023.

Short-Term Incentives
The short-term incentive plan (“STIP”) is a cash plan that rewards NEOs for the achievement of key short-term financial and operational objectives that the Compensation Committee views as critical to the execution of our business strategy and ensures each executive officer is focused on strategic goals that ultimately will drive long-term value for our stockholders.
The STIP is based entirely on YETI’s performance with respect to company performance metrics. To align with the market and ensure each executive officer is focused on the same strategic goals, there was no allocation to individual performance goals. All of our eligible employees participate in the STIP on generally the same terms, other than the target bonus opportunity amount and inclusion of additional performance components for employees other than the NEOs.
The calculation of the STIP payout amount for each NEO can be summarized by the following formula:

Eligible Salary	×	Target Incentive %	×	Payout %	=	STIP Payout
Performance Measures
The amount of the payout, if any, under the STIP is based on our achievement against two performance metrics. The Compensation Committee incorporated these two measures, adjusted net sales and adjusted operating income, into the STIP in order to focus executive officers on the critical strategic priorities of revenue growth and operating profitability. These two metrics underscore the emphasis on growth and profitability, and the Compensation Committee considers them as building blocks to achieve our key strategic goals and to grow stockholder value.

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Executive Compensation

40% of STIP Opportunity Comprised of wholesale and DTC channel net sales, adjusted for product recalls.

60% of STIP Opportunity
Derived from operating income from our income statement, adjusted for non-cash stock-based compensation expense, asset impairment charges, product recalls, organizational realignment costs, business optimization expense, and transaction costs.

* Adjusted net sales and adjusted operating income are non-GAAP measures that we use to compare our performance to other companies. For a reconciliation of adjusted net sales and adjusted operating income as set forth in this Proxy Statement to the comparable GAAP measures, see “Appendix B: Reconciliation of Non-GAAP Financial Measures.”
Performance Levels and Payout Levels
The Compensation Committee set goals for each of the performance measures at levels that it considered rigorous and challenging based, in part, on its evaluation of the relevant risks and opportunities. More specifically, the Compensation Committee reviewed the relevant financial objectives set forth in our AOP and assessed various factors related to the achievability of these goals, including the risks associated with achieving specific actions that underlie our AOP and the implied performance relative to prior years. Considering these factors, the fiscal 2023 target for adjusted net sales represented a 4.9% growth rate over our fiscal 2022 financial results, and the target for adjusted operating income represented a -2.4% growth rate over our fiscal 2022 financial results. Fiscal 2022 growth rates presented a challenging baseline because the year included the full benefit of the soft coolers included in our voluntary recall as well as the benefit of a restocking of our product by the wholesale channel as the channel was able to return to optimal stock levels after a number of periods of constrained supply. Consequently, the Compensation Committee set fiscal 2023 target growth rates that it believed would be reflective of core operating performance.
Having set the targets, the Compensation Committee also set the threshold and maximum performance levels. For fiscal 2023, the Compensation Committee set threshold at what it believed to be a high level of performance equating to 90% of the target for both adjusted net sales and adjusted operating income. The Compensation Committee set maximum at a level of performance equating to 110% of the target for each of adjusted net sales and adjusted operating income, levels that represented a significant challenge. The payment slope for 2023 reflected a change from our 2022 plan design. In 2022, the payment slopes for adjusted net sales and adjusted operating income were not uniform and, relative to the target performance level, the threshold payout levels were higher and the maximum payment level for adjusted net sales was lower (i.e., 105% of target instead of 110% of target in 2023). The Compensation Committee believes that having symmetric performance ranges enhanced the structure of our 2023 STIP.
Payout levels represent the amount to be paid to NEOs based on the level of actual performance relative to the goals. In order to motivate performance and underscore the importance of achieving, or closely approaching, the performance goals at this critical time in our development, the Compensation Committee set the payout at 0% for achievement below the threshold level of performance. If we achieve the target performance level for either metric, 100% of the target incentive payment for that metric will become payable to the NEOs, and if we achieve the maximum performance level for either metric, 200% of the target incentive payment for that metric will become payable to the NEOs. If the threshold performance level is achieved for either metric, performance between the threshold and target levels and between the target and maximum levels will result in a payout for each metric that is interpolated in a straight-line manner. Please see the table below for the 2023 performance levels for each metric as well as the 2023 achievement and payout percentages.

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Executive Compensation

Performance Metric	Below Threshold ($)	Threshold ($)	Target ($)	Maximum ($)	Actual Result ($)	% Achievement	Payout %

Adjusted Net Sales	<1,541.8	1,541.8	1,713.1	1,884.5	1,680.4	98%	90%
	Less than ~90%	~90%	100%	~110%
Adjusted Operating Income	<240.9	240.9	267.7	294.5	262.8	97%	87%
	Less than ~90%	~90%	100%	~110%
Payout Percentage	0%	50%	100%	200%			88.3%
Note: $ in millions, except percentages.
Target Opportunities & Payout Determination
The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to peer group companies and market surveys and the proportion of total direct compensation represented by the annual incentive. In fiscal 2023, the target annual cash incentive percentages of the NEOs remained unchanged from fiscal 2022, except for Mr. McMullen, whose target annual cash incentive increased from 40% to 75% in connection with his appointment to CFO.
The Compensation Committee verifies our achievement relative to the pre-established goals to determine the respective performance levels, and then translates those performance levels to payout levels based on the payout curve. The Compensation Committee then adds the amounts for the two portions together to determine the total fiscal 2023 STIP payout for each NEO. The Compensation Committee then presents the determination of the STIP payout amounts to the Board for its review.

NEO	Eligible Salary ($)	2023 Target Annual Cash Incentive Percentage (%)	Payout Percentage (%)	Total STIP Payout ($)

Matthew J. Reintjes	1,025,000	150%	88.3%	1,357,613
Michael J. McMullen	442,307	75%	88.3%	292,918
S. Faiz Ahmad	569,038	75%	88.3%	376,846
Bryan C. Barksdale	421,923	60%	88.3%	223,535
Martin H. Duff (1)	425,000	60%	88.3%	225,165
(1) In addition to Mr. Duff’s STIP payout reflected above, Mr. Duff was also awarded a one-time bonus of $150,000 in January 2023. This bonus was provided as an incentive to join YETI, in light of the compensation he forfeited from his prior employer.
Long-Term Incentives
The third primary component of our executive compensation program, and the largest, is long-term equity incentives. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders. (See “— Compensation Philosophy and Objectives — Compensation Philosophy — Alignment with our business strategy and stockholders’ interests”.) The long-term incentives create a strong link between payouts and performance and a strong alignment between the interests of executive officers and the interests of our stockholders. Long-term equity incentives also promote retention, as executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers stockholders with a personal stake in the value they are intended to create.

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Executive Compensation
Equity Vehicles
2023 CEO Equity Mix
2023 NEO Equity Mix

The Compensation Committee set the weighting of the CEO’s equity awards so that 75% of the grant date values are performance-based. The Compensation Committee has structured the mix of equity vehicles and the relative weight assigned to each type to further enhance the link between payouts and performance, and to ensure some amount of value delivery through RSU awards to maximize retention and reinforce an ownership culture and commitment to YETI. The PBRSU awards are eligible to become vested following the end of a three-year performance period based on cumulative free cash flow, with the number of PBRSUs eligible to vest subject to potential modification based on YETI’s TSR relative to the TSR of the companies who were in the Russell 2000 Index as of the start of the performance period. These multi-year performance goals incentivize our executive officers to drive company performance and promote consistent growth in stockholder value across a longer time horizon. The Compensation Committee selected free cash flow because it is a key performance metric for consumer goods companies and is indicative of our ability to generate liquidity and increase stockholder value. The presence of relative TSR in our PBRSU design directly links executive officer compensation to the creation of stockholder value and aligns the interests of executive officers with YETI and our stockholders. The Russell 2000 Index represents a broad index of relatively similarly sized companies.

Equity Vehicle	2023 Allocation of Annual, Ongoing Grants	Performance/ Vesting Period	How Payouts Are Determined	Rationale for Use

PBRSUs	75% for our CEO 50% for all other NEOs	3-year performance period with cliff vesting of award subject to performance measured during the performance period
Cumulative free cash flow measured over a three-year period, with a relative TSR modifier based on the performance of our stock price relative to the companies who were in the Russell 2000 Index as of the start of the performance period
•Prioritizes increasing stockholder value •Promotes long-term focus and retention

Restricted Stock Units	25% for our CEO 50% for all other NEOs	3-year vesting period: 1/3 after Year 1, then 1/6 semi-annually	Value of stock underlying RSUs	•Aligns with stockholders •Promotes retention

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Executive Compensation
With respect to the cumulative free cash flow (“CFC”) performance metric, the Compensation Committee has approved threshold, target, and maximum performance levels at the time of grant as shown in the table below.

Performance Level	% of Target PBRSUs Eligible to Become Vested
Less Than Threshold	0%
Threshold	50%
Target	100%
Maximum or Greater	200%
Vesting for performance between any of the performance levels specified above is interpolated on a straight-line basis.
The number of PBRSUs determined to be eligible to become vested may be further modified based on YETI’s percentile ranking of its TSR compared to companies within the Russell 2000 Index as of the start of the performance period using 20 trading-day start and end periods to mitigate one day volatility in stock price (i.e., “Relative TSR Modifier”). The Relative TSR Modifier is applied using the following table.

TSR Percentile Rank	% of CFC PBRSUs to Vest
≤25%	80%
Between 25% and 75%	100% (i.e., no modification)
≥75%	120%
In all events, the maximum number of target PBRSUs that can vest is capped at 200%. We believe the cumulative three-year free cash flow target is attainable if we are able to successfully execute on our business plan and continue to grow our business.
Target Long-Term Incentive Opportunities and 2023 Grants of PBRSU & Time-Based RSU Awards
In February 2023, the Compensation Committee established target long-term incentive opportunities for each of the NEOs employed at that time. In establishing the size of the long-term incentive opportunity, the Compensation Committee considered the following:
•the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies and in market surveys;
•individual performance and criticality of, and expected future, contributions of the NEO;
•time in role, skills and level of experience; and
•retention considerations.

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Executive Compensation
The Compensation Committee intends to make grants of long-term incentive awards annually and may also grant long-term incentive awards in other circumstances, such as when an individual is hired or promoted. In February 2023, the Compensation Committee determined annual executive target LTIP incentive percentages, which are a percentage of base salary. Mr. McMullen’s annual target LTIP incentive percentage increased in connection with his appointment to CFO in February 2023. The Compensation Committee maintained the annual target LTIP incentive percentages from 2022 for Messrs. Reintjes and Barksdale. Since Messrs. Ahmad and Duff joined the Company in the second half of 2022, 2023 was their first year being granted annual LTIP awards; therefore, there was no change to their target LTIP incentive percentages. Having established the target value of the long-term incentive, and the mix of equity vehicles, the Compensation Committee used the closing price on the date of grant to determine the actual number of PBRSUs and restricted stock units to be granted to each NEO as shown in the table below.

NEO	2023 Annual Target LTIP Incentive Percentage	2023 Annual Target Opportunity ($)	PBRSU ($)	PBRSU (#)(1)	RSU ($)	RSU (#)

Matthew J. Reintjes	400%	4,100,000	3,075,000	80,224	1,025,000	26,741
Michael J. McMullen	175%	787,500	393,750	10,273	393,750	10,273
S. Faiz Ahmad	175%	963,000	481,500	12,562	481,500	12,562
Bryan C. Barksdale	150%	637,500	318,750	8,316	318,750	8,316
Martin H. Duff	150%	638,000	319,000	8,322	319,000	8,322
(1)Reflects the number of PBRSUs for target performance goal.
In addition to the annual grants, in 2023 the Compensation Committee provided one-time LTIP awards to Messrs. Reintjes, McMullen, and Barksdale, along with other non-NEO critical talent at YETI. The Committee based this decision on the desire to reward exemplary performance and drive retention of key long-standing members of management. Management successfully navigated through complex strategic factors impacting our business, including a challenging macroeconomic environment and unprecedented supply chain headwinds. The decision to use long-term incentives as the vehicle to reward performance drives retention of these key long-standing members of management, while also holding them accountable to delivering shareholder value based on stock price performance and meeting the financial targets of the PBRSUs.
In balancing shareholder interests, the Committee structured the NEO awards to be heavily performance-oriented (i.e., 75% PBRSUs and 25% RSUs for the CEO and 50% PBRSUs and 50% RSUs for Messrs. McMullen and Barksdale). To further enhance retention, the Committee added more stringent vesting periods than normal awards, with Mr. Reintjes’ PBRSUs and RSUs both cliff vesting at the end of three years and subject to an additional one-year holding period after vesting. Vesting for Messrs. McMullen and Barksdale align with that of the annual grants. In sizing the NEO awards, the Committee analyzed executive officer holding power associated with currently outstanding awards and deemed these values to be below market and posing a competitive risk. Target values were set equal to each NEO’s respective annual target LTIP percentage of base salary, as shown below.

NEO	2023 One-Time LTIP Incentive Percentage	2023 One-Time Target Opportunity ($)	PBRSU ($)	PBRSU (#)(1)	RSU ($)	RSU (#)

Matthew J. Reintjes(2)	400%	4,100,000	3,075,000	80,224	1,025,000	26,741
Michael J. McMullen	175%	787,500	393,750	10,273	393,750	10,273
Bryan C. Barksdale	150%	637,500	318,750	8,316	318,750	8,316
(1)Reflects the number of PBRSUs for target performance goal.
(2)Mr. Reintjes’ grants are subject to a one-year holding period after vesting. In addition, the RSUs vest in full on the three-year anniversary of the grant date.

YETI® 2024 Proxy Statement	43

Executive Compensation
Payouts of Previously Granted 2021-2023 PBRS Awards
In 2021, we granted each of our NEOs who was employed at that time an award of PBRS with substantially the same design as our 2023 PBRSU awards described above. The applicable cumulative free cash flow target for the performance period was set at $376 million. Based on our performance during the three-year performance period and taking into account the relative TSR modifier, the payout percentage for the 2021 PBRS awards was determined to be 113% of the target number of PBRS awarded.
Additional Aspects of Long-Term Incentive Compensation
We make grants of long-term incentive equity under our 2018 Equity and Incentive Compensation Plan, which our stockholders approved and adopted in 2018, and will make future grants under our 2024 Equity and Incentive Compensation Plan, provided such plan is approved by stockholders at the 2024 Annual Meeting. The grant dates for awards made in 2023 are detailed in the “2023 Grants of Plan-Based Awards” table later in this Proxy Statement. We generally intend to make annual grants during the first quarter of our fiscal year following the release of financial results for the preceding fiscal year.
Other Benefits
401(k) Plan
We offer a 401(k) defined contribution plan covering substantially all of our employees, including our NEOs. Participants may make voluntary contributions to the 401(k) plan, limited by certain Internal Revenue Code (“Code”) restrictions. We are responsible for the administrative costs of the 401(k) plan, and we provide discretionary matching contributions to employee contributions.
Health and Welfare Benefits
We offer broad-based medical, dental, vision, life, and disability plans to our NEOs and all of our other full-time employees and select part-time employees, where mandated.
Perquisites and Other Personal Benefits
We do not generally provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for a comprehensive physical exam. These physicals are provided because we believe that they support our executive officers in maintaining their health, which serves a necessary business purpose, and the related amounts of compensation are not material to the overall executive compensation program.
We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax “gross-ups,” to any of our executive officers.
Severance Arrangements
We have adopted a senior leadership severance benefits plan (the “Severance Plan”), which covers all currently employed NEOs, except the CEO, to provide protection in the event of a termination of employment. The Severance Plan generally provides for severance amounts if the NEO’s employment is terminated by us without cause or by the NEO for good reason. For a termination not in connection with a change in control, the NEO is eligible to receive (a) a severance amount equal to 100% of his or her base salary and (b) a pro rata STIP payout based on actual company performance for the year of termination. For terminations within two years after a change in control, the NEO is eligible to receive (x) a severance amount equal to 150% of the sum of base salary plus target annual incentive compensation amount at the time of termination and (y) a pro rata STIP payout. The Severance Plan also provides for reimbursement for health benefit continuation of up to 12 to 18 months. The payments and benefits provided under the Severance Plan are contingent upon the affected NEO’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants. See “— Potential Payments upon a Termination or Change in Control,” which describes the payments to which the participating NEOs may be entitled under the Severance Plan.
Our CEO does not participate in the Severance Plan because he is entitled to severance benefits under his employment agreement that was entered into during 2018. Our CEO’s severance benefits are based on a 1.5x multiple for qualifying terminations not in connection with a change in control and a 2x multiple for qualifying terminations in connection with a change in control. The severance arrangements for our CEO are described below under “— 2023 Summary Compensation Table — Employment Agreement of Mr. Reintjes.”

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Executive Compensation
V. Additional Compensation Policies and Practices
Executive Stock Ownership Guidelines
We believe that YETI and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, we adopted stock ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and our stockholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance. The current executive stock ownership requirements for our executive officers are as follows:

Position	Multiple of Base Salary
CEO	6x
Other Executive Officers	3x
There is no required time period within which an executive officer must attain the applicable target ownership. However, until the stock ownership guidelines have been satisfied, each executive officer or other identified senior employee is required to retain (i) 50% of the shares underlying all of such individual’s vested stock options (or shares received by such individual upon exercise of vested stock options) and (ii) 50% of the net profit shares on exercise, vesting or earning of any equity award granted on or following October 24, 2018. The following shares of YETI common stock count towards each executive officer’s target:
•shares directly owned;
•vested or earned share awards, including, but not limited to, (i) vested or earned restricted or performance stock and (ii) shares underlying vested or earned restricted stock units, performance stock units and unexercised stock options, in all cases whether or not deferred for future delivery;
•shares owned jointly with spouse;
•shares held in a trust established by an executive officer for the benefit of the executive officer and/or family members;
•shares held by the purchase of stock through an employee stock purchase plan; and
•shares held in a 401(k) or similar qualified or non-qualified retirement plan.
All currently employed NEOs, other than Messrs. Duff and McMullen, are in compliance with these requirements. Messrs. Duff and McMullen became executive officers in the second half of 2022 and are progressing toward compliance.
Clawback Policy
On August 3, 2023, the Board, upon recommendation of the Compensation Committee, adopted a Policy Regarding the Recoupment of Certain Compensation Payments (“Clawback Policy”), which became effective immediately. The Clawback Policy applies to current and former Section 16 officers and will be administered by the Compensation Committee.
In the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company shall recover reasonably promptly the amount of any erroneously awarded incentive-based Compensation from the covered officers.
The new Clawback Policy replaced our prior clawback policy that was previously in place and is intended to comply with the new NYSE and SEC requirements for clawback policies.
Anti-Hedging and Anti-Pledging Policies
See “— Anti-Hedging and Anti-Pledging Policies” on page 22 for a description of YETI’s anti-hedging and anti-pledging policies which apply to our directors, NEOs, and other employees.
Policy with Respect to Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code generally prohibits a publicly held company from deducting compensation paid to a current or former NEO that exceeds $1.0 million during the tax year.

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Executive Compensation
The Compensation Committee notes the Section 162(m) deductibility limitation as one of the factors in its consideration of compensation matters. The Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of YETI and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).
Compensation Committee Report
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by YETI under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent YETI incorporates such Report by specific reference.
The Compensation Discussion and Analysis was prepared by the management of YETI. YETI is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Compensation Committee.
The Compensation Committee met with the management of YETI and its independent compensation consultant to review and discuss the Compensation Discussion and Analysis.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of YETI. Based on this review and these discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in YETI’s Annual Report on Form 10-K and YETI’s proxy statement for the 2024 Annual Meeting of Stockholders.
The preceding report has been furnished by the following members of the Compensation Committee:
•Dustan E. McCoy, Chair
•Elizabeth L. Axelrod
•Frank D. Gibeau
•Robert Katz

46	YETI® 2024 Proxy Statement

Executive Compensation
2023 SUMMARY COMPENSATION TABLE
The following table sets forth information regarding all compensation awarded to, earned by or paid to our NEOs during fiscal years 2021, 2022 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Matthew J. Reintjes President and Chief Executive Officer	2023	1,025,000	—	7,680,891	1,357,613	13,400	10,076,903
	2022	1,017,308	—	4,313,664	—	8,082	5,339,054
	2021	969,231	—	3,821,928	2,878,615	8,700	7,678,474
Michael J. McMullen Senior Vice President, Chief Financial Officer and Treasurer	2023	442,307	—	1,636,489	292,918	13,400	2,385,114
	2022	311,269	—	610,418	—	8,884	930,571
	2021	—	—	—	—	—	—
S. Faiz Ahmad Former Senior Vice President and Chief Commercial Officer	2023	569,038	—	1,000,563	376,846	9,900	1,956,348
	2022	211,538	250,000	3,000,017	—	84,717	3,546,272
	2021	—	—	—	—	—	—
Bryan C. Barksdale Senior Vice President, Chief Legal Officer and Secretary	2023	421,923		1,324,739	223,535	11,520	1,981,717
	2022	402,692	—	629,090	—	6,947	1,038,729
	2021	388,269	—	881,995	461,264	6,698	1,738,226
Martin H. Duff Senior Vice President, Supply Chain and Operations	2023	425,000	150,000	662,847	225,165	9,808	1,472,820
	2022	32,692	—	599,987	—	491	633,170
	2021	—	—	—	—	—	—
(1)The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the RSUs, PBRS, PBRSU and shares of time-based restricted stock granted to our NEOs, computed in accordance with Topic 718. The amount attributable to the PBRSU awards shown in the Stock Awards column reflects the value of annual and one-time PBRSU awards based on target performance, which was the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the 2023 PBRSU awards as follows: Mr. Reintjes $5,866,781; Mr. McMullen $848,961; Mr. Ahmad $519,062; Mr. Barksdale $687,234; and Mr. Duff $343,865. If there is a maximum payout under the 2023 PBRSU awards, assuming no change in stock price, the values for such awards would be as follows: Mr. Reintjes $10,751,620; Mr. McMullen $1,555,743; Mr. Ahmad $475,597; Mr. Barksdale $1,259,375; and Mr. Duff $315,071. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 9 (Stock-Based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023.
(2)The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of the STIP, as determined by the Compensation Committee and in accordance with the plan and the awards thereunder. Payments pursuant to the STIP are generally made early in the year following the year in which they are earned.
(3)Amounts disclosed in this column reflect Company contributions to the tax-qualified 401(k) retirement plan. In 2023, for Messrs. Reintjes, McMullen, and Barksdale, this amount also included the cost for a comprehensive physical health exam. In 2022, for Mr. Ahmad, this amount included reimbursement of relocation expenses in the amount of $84,717.

YETI® 2024 Proxy Statement	47

Executive Compensation
EMPLOYMENT AGREEMENTS
Matthew J. Reintjes. We entered into an amended and restated employment agreement with Mr. Reintjes, our President and CEO, effective October 25, 2018. Pursuant to Mr. Reintjes’ employment agreement, for each calendar year during the employment period beginning on or after January 1, 2019, Mr. Reintjes’ target annual incentive award is equal to a minimum of 100% of his annual base salary amount for the applicable calendar year, but the actual amount of such bonus may be less than or exceed such target amount, depending on our performance. For the 2023 calendar year, Mr. Reintjes’ annual eligible salary was $1,025,000, his target annual incentive award opportunity was equal to 150% of his eligible salary, and he received a cash incentive award of $1,357,613. Mr. Reintjes’ employment agreement provides for an initial term of three years and automatic renewal for additional one-year terms, unless either party provides at least 60 days’ notice of nonrenewal. Mr. Reintjes’ employment agreement provides that we will use our good faith efforts to nominate Mr. Reintjes for re-election to the Board and procure his re-election at any applicable meeting of stockholders (when Mr. Reintjes’ term as a director would otherwise expire) held for the purposes of electing directors. Under the employment agreement, Mr. Reintjes is an at-will employee and is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants for a period of 12 months following his termination of employment if his employment is terminated during the change in control protection period (as defined in his employment agreement) or 18 months if his employment is terminated outside of the change in control protection period. The severance provisions applicable to Mr. Reintjes are discussed below under “— Potential Payments upon Termination or Change of Control.”
Other NEOs. Each of our other currently employed NEOs, Michael J. McMullen, Bryan C. Barksdale, and Martin H. Duff, is a participant in the Severance Plan, as discussed below under “— Senior Leadership Severance Benefits Plan.” The severance provisions applicable to each of these NEOs are discussed below under “— Potential Payments upon Termination or Change of Control.”

48	YETI® 2024 Proxy Statement

Executive Compensation
FISCAL 2023 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information regarding plan-based awards granted to our NEOs during fiscal 2023:

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Matthew J. Reintjes		Annual Incentive	768,750	1,537,500	3,075,000
	2/24/2023	RSU							26,741	1,024,983
	2/24/2023	RSU							26,741	789,127
	2/24/2023	PBRSU				40,112	80,224	160,448		2,551,925
	2/24/2023	PBRSU				40,112	80,224	160,448		3,314,856
Michael J. McMullen		Annual Incentive	165,865	331,731	663,461
	2/24/2023	RSU							10,273	393,764
	2/24/2023	RSU							10,273	393,764
	2/24/2023	PBRSU				5,137	10,273	20,546		424,480
	2/24/2023	PBRSU				5,137	10,273	20,546		424,480
S. Faiz Ahmad		Annual Incentive	213,389	426,779	853,558
	2/24/2023	RSU							12,562	481,501
	2/24/2023	PBRSU				6,281	12,562	25,124		519,062
Bryan C. Barksdale		Annual Incentive	126,577	253,154	506,308
	2/24/2023	RSU							8,316	318,752
	2/24/2023	RSU							8,316	318,752
	2/24/2023	PBRSU				4,158	8,316	16,632		343,617
	2/24/2023	PBRSU				4,158	8,316	16,632		343,617
Martin H. Duff		Annual Incentive	127,500	255,000	510,000
	2/24/2023	RSU							8,322	318,982
	2/24/2023	PBRSU				4,161	8,322	16,644		343,865
Annual Incentive Plan
(1)The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for fiscal 2023 under the STIP. The amounts of the annual cash incentives opportunities depend on the eligible salary of the NEO for the year. Annual cash incentive opportunities are subject to achievement relative to two performance measures, adjusted operating income and adjusted net sales, weighted 60% and 40%, respectively. Each performance measure has a threshold, target and maximum performance level such that performance below the threshold level results in no annual cash incentive payment, performance at threshold level results in a payout of 50% of the target bonus amount, performance at target level results in a payout of 100% of the target bonus amount, and performance at or above the maximum results in a payout of 200% of the target bonus amount. Linear interpolation will be used to determine the applicable payout amount between threshold and target and between target and maximum.

YETI® 2024 Proxy Statement	49

Executive Compensation
Performance-based Restricted Stock Unit Awards
(2)The amounts disclosed in these columns reflect the threshold, target and maximum PBRSU awards granted to our NEOs in fiscal 2023 and eligible to vest following the end of a three-year performance period based on cumulative free cash flow during the performance period, with the number of PBRSU eligible to vest subject to potential modification based on YETI’s TSR relative to the TSR of the companies who were in the Russell 2000 Index as of the start of the performance period. Each performance measure has a threshold, target and maximum performance level such that performance below the threshold level results in no PBRSU becoming vested, performance at threshold level results in a payout of 50% of the target PBRSU amount, performance at target level results in a payout of 100% of the target PBRSU amount, and performance at or above the maximum results in a payout of 200% of the target PBRSU amount. Vesting for performance between any of the performance levels is interpolated on a straight-line basis. Valuation of PBRSU awards was determined based on target performance, which was the probable outcome of the performance conditions as of the grant date. See Footnote 1 to the Summary Compensation Table above for more details on this valuation.
Time-based Restricted Stock Unit Awards
(3)Amounts disclosed in this column reflect the number of time-based restricted stock unit awards granted to our NEOs in fiscal 2023. Except as described below, the time-based restricted stock unit awards vest over three years; one-third of the shares of restricted stock units underlying the award vest on the first anniversary of the grant date, and one-sixth of the shares of restricted stock units underlying the award will vest on each of the first four six-month anniversaries thereafter. Mr. Reintjes’ 2023 one-time restricted stock unit award will vest in full on the three-year anniversary of the grant date. The grant date fair value of the time-based restricted stock unit awards is computed in accordance with Topic 718 using the closing price of a YETI share on the grant date.

50	YETI® 2024 Proxy Statement

Executive Compensation
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END TABLE
The following table sets forth information regarding outstanding equity awards held by each of our NEOs as of December 30, 2023:

			Option Awards					Stock Awards

Name	Grant Date		Exercisable (#)(1)	Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Matthew J. Reintjes	10/24/2018		321,691			18.00	10/24/2028
	2/15/2019		179,059			22.84	2/15/2029
	2/12/2021	(7)						4,171	215,974
	2/18/2022	(7)						8,500	440,130
	2/24/2023	(7)						53,482	2,769,298
	2/12/2021	(8)								50,058	2,592,003
	2/18/2022	(8)								102,006	5,281,871
	2/24/2023	(9)								320,896	16,615,995
Michael J. McMullen	10/24/2018		8,639			18.00	10/24/2028
	2/15/2019		2,805			22.84	2/15/2029
	2/12/2021	(7)						423	21,903
	2/18/2022	(7)						1,243	64,363
	2/24/2023	(7)						20,546	1,063,872
	2/12/2021	(8)								5,082	263,146
	2/18/2022	(8)								4,976	257,657
	2/24/2023	(8)								41,092	2,127,744
S. Faiz Ahmad	8/9/2022	(7)						46,838	2,425,272
	2/24/2023	(7)						12,562	650,460
	2/24/2023									25,124	1,300,921
Bryan C. Barksdale	10/24/2018		28,737			18.00	10/24/2028
	2/15/2019		18,556			22.84	2/15/2029
	2/12/2021	(7)						962	49,812
	2/18/2022	(7)						2,520	130,486
	2/24/2023	(7)						16,632	861,205
	2/12/2021	(8)								11,552	598,163
	2/18/2022	(8)								10,084	522,150
	2/24/2023	(8)								33,264	1,722,410
Martin H. Duff	11/21/2022	(7)						9,744	504,544
	2/24/2023	(7)						8,322	430,913
	2/24/2023	(8)								16,644	861,826
(1)Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting and have vested. The options generally expire ten years from the date of grant and have an exercise price of no less than 100% of the fair market value of a YETI share on the date of grant. See “2023 Potential Payments Upon Termination or Change in Control” for information on the treatment of options upon retirement, death, disability, termination or change in control.

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Executive Compensation
(2)As of December 30, 2023, all outstanding options granted to our NEOs are fully vested and exercisable.
(3)Amounts disclosed in this column reflect the number of unvested RSUs and shares of restricted stock granted that were subject to time-based vesting. See “2023 Potential Payments Upon Termination or Change in Control” for information on the treatment of RSUs and shares of restricted stock upon retirement, death, disability, termination or change in control.
(4)Amounts disclosed in this column reflect the market value of the RSUs and shares of time-based restricted stock as reported in the preceding column using the closing price of a YETI share as reported on the New York Stock Exchange on December 29, 2023, the last trading day of our fiscal year, multiplied by the number of shares underlying each award.
(5)Amounts disclosed in this column reflect the number of PBRS or PBRSUs that would be paid out if the maximum performance goal is achieved. See “2023 Potential Payments Upon Termination or Change in Control” for information on the treatment of PBRS and PBRSUs upon retirement, death, disability, termination or change in control.
(6)Amounts disclosed in this column reflect the market value of the PBRS or PBRSU as reported in the preceding column using the closing price of a YETI share as reported on the New York Stock Exchange on December 29, 2023, the last trading day of our fiscal year, multiplied by the number of shares underlying each award.
(7)Vest one-third on the first anniversary of the grant date and one-sixth on each of the first four six-month anniversaries thereafter, except that Mr. Reintjes’ 2023 one-time RSU award cliff vests in full at the end of three years and is subject to an additional one-year holding period after such vesting.
(8)Vest following the end of a three-year performance period based on cumulative free cash flow during the performance period, subject to potential modification based on YETI’s TSR relative to the TSR of the companies who were in the Russell 2000 Index as of the start of the performance period.
(9)Mr. Reintjes’ 2023 one-time PBRSU award cliff vests in full following the end of a three-year performance period based on cumulative free cash flow during the performance period, subject to potential modification based on YETI’s TSR relative to the TSR of the companies who were in the Russell 2000 Index as of the start of the performance period. Mr. Reintjes’ one-time PBRSUs are subject to a one-year holding period after such vesting.

52	YETI® 2024 Proxy Statement

Executive Compensation
EQUITY COMPENSATION PLANS
2018 Equity and Incentive Compensation Plan. In September 2018, the Board approved and adopted the 2018 Equity and Incentive Compensation Plan (the “2018 Plan”). The 2018 Plan is administered by the Compensation Committee which has the authority to determine eligible participants in the 2018 Plan and to interpret and make determinations under the 2018 Plan. Pursuant to the 2018 Plan, YETI may grant stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our common stock. The Board is generally authorized to amend the 2018 Plan as it deems necessary, provided that it may not amend the 2018 Plan without our stockholders’ approval if the amendment would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of shares that may be issued under the 2018 Plan, (iii) materially modify the requirements of participation, (iv) allow for the repricing of stock options or stock appreciation rights, or (v) otherwise require stockholder approval. The Compensation Committee may amend the terms of any award granted under the 2018 Plan but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. If stockholders approve our 2024 Equity and Incentive Compensation Plan (the “2024 Plan”), any shares then available under the 2018 Plan will become available under the 2024 Plan, and we will no longer have the authority to grant new awards under the 2018 Plan.
2012 Equity and Performance Incentive Plan (as amended and restated June 20, 2018). Prior to the adoption of the 2018 Plan, the Compensation Committee awarded nonqualified stock options and RSUs pursuant to the 2012 Equity and Performance Incentive Plan (as amended, the “2012 Plan”) which was originally adopted in June 2012. Subject to the provisions of the 2012 Plan, the Board has the power to interpret and administer the 2012 Plan and any award agreement and to determine the terms of awards. Following our IPO in October 2018, no shares are available for issuance pursuant to new awards under the 2012 Plan.
FISCAL 2023 OPTION EXERCISES AND STOCK VESTED TABLE
The following table provides information about the number of shares issued upon option exercises, the number of stock awards that vested, and the value realized on exercise or vesting, by our NEOs during fiscal 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting (#)(4)

Matthew J. Reintjes	—	—	87,495	3,481,423
Michael J. McMullen	—	—	17,960	716,701
S. Faiz Ahmad	—	—	23,420	1,071,465
Bryan C. Barksdale	—	—	16,722	669,057
Martin H. Duff	—	—	4,872	207,401
(1)The amounts shown in this column represent the number of shares acquired on the exercise of options during fiscal 2023.
(2)The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of a YETI share on the date of exercise.
(3)Amounts disclosed in this column reflect the number of PBRS, RSUs and shares of restricted stock that vested during fiscal 2023.
(4)Amounts disclosed in this column reflect the value realized upon vesting of the RSUs and shares of restricted stock, as calculated based on the price of a YETI share on the vesting date, multiplied by the number of shares underlying each award.

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Executive Compensation
POST-TERMINATION COMPENSATION
Senior Leadership Severance Benefits Plan
Each of our currently employed NEOs other than the CEO participates in the Severance Plan, under which each participant is entitled to severance in connection with certain terminations of employment, subject to the participant’s execution of a release of claims. Each participant, including Messrs. Barksdale, Duff, and McMullen, is required to execute a participation agreement, which designates a participant’s applicable participation level, and a restrictive covenants agreement, as a condition of participating in the Severance Plan. Under the restrictive covenants agreements, each participant is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants following termination, which for Messrs. Barksdale, Duff, and McMullen will continue for a period of 12 months. The severance provisions applicable to each of our NEOs (other than the CEO) under the Severance Plan are discussed below under “— Potential Payments upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Mr. Reintjes’ employment agreement provides for certain payments to be made in connection with certain terminations of employment. Under Mr. Reintjes’ employment agreement, Mr. Reintjes is entitled to severance, subject to his execution of a release of claims, as follows:
•If Mr. Reintjes’ employment is terminated by us without cause (as such term is defined in Mr. Reintjes’ employment agreement) or by Mr. Reintjes for good reason (as such term is defined in Mr. Reintjes’ employment agreement), and such termination occurs outside of the change in control protection period (as such term is defined in Mr. Reintjes’ employment agreement), Mr. Reintjes will be eligible to receive a severance payment in an amount equal to 150% of the sum of his annual base salary amount plus target annual incentive compensation amount for the year in which such termination occurs. This amount would be paid over the 18-month period following Mr. Reintjes’ termination of employment. Mr. Reintjes will also be eligible to receive a pro rata portion of his annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes’ employment terminates or (b) the 61st day after the date on which Mr. Reintjes’ employment terminates. In addition, we will reimburse Mr. Reintjes for the full amount of his premiums for health care continuation coverage for a period of up to 18 months.
•If Mr. Reintjes’ employment is terminated by us without cause or by Mr. Reintjes for good reason, and such termination occurs during the change in control protection period, Mr. Reintjes will be eligible to receive a severance payment in an amount equal to 200% of the sum of his annual base salary amount plus his target annual incentive compensation amount for the year in which such termination occurs. This amount generally would be paid in a single lump sum following Mr. Reintjes’ termination of employment; although a portion of this amount would be paid over the 18-month period following Mr. Reintjes’ termination of employment if required under Section 409A of the Code. Mr. Reintjes will also be eligible to receive a pro rata portion of his target annual incentive compensation payment for the year of termination, based on the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes’ employment terminates or (b) the 61st day after the date on which Mr. Reintjes’ employment terminates. In addition, we will reimburse Mr. Reintjes for the full amount of his premiums for health care continuation coverage for a period of up to 18 months.
•Mr. Reintjes’ employment agreement also contains a net-better Section 280G cutback provision, which provides that, if payments to Mr. Reintjes would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to an excise tax under Section 4999 of the Code, then such payments would be reduced by the amount needed to avoid triggering such tax, provided that such reduction leaves Mr. Reintjes in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax).
Under the Severance Plan, each participating NEO is entitled to severance, subject to his or her execution of a release of claims, as follows:
•If the employment of any of Messrs. Barksdale, Duff, or McMullen is terminated by us without cause (as such term is defined in the Severance Plan) or by the applicable executive for good reason (as such term is defined in the Severance Plan), and such termination does not occur during the change in control protection period (as such term is defined in the Severance Plan), such executive will be eligible to receive a severance amount equal to 100% of his or her respective annual base salary amount (the “Base Severance Amount”). The Base Severance Amount would be paid over the 12-month period following the applicable

54	YETI® 2024 Proxy Statement

Executive Compensation
executive’s termination of employment. Such executive will also be eligible to receive a pro rata portion of his or her respective annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days the applicable executive was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which the applicable executive’s employment terminates or (b) the 61st day after the date on which the applicable executive’s employment terminates. In addition, we will reimburse the applicable executive for the full amount of his or her premiums for health care continuation coverage for a period of up to 12 months.
•If the employment of any of Messrs. Barksdale, Duff, or McMullen is terminated by us without cause or by the applicable executive for good reason, and such termination occurs during the change in control protection period, such executive will be eligible to receive a severance payment equal to 150% of the sum of his or her annual base salary amount plus target annual incentive compensation amount (the “Enhanced Severance Amount”). The Enhanced Severance Amount generally would be paid in a single lump sum following the applicable executive’s termination of employment; although a portion of this amount would be paid over the 12-month period following the applicable executive’s termination of employment, if required under Section 409A of the Code. Such executive will also be eligible to receive a pro rata portion of his or her target annual incentive compensation payment for the year of termination, based on the number of days he or she was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which the applicable executive’s employment terminates or (b) the 61st day after the date on which the applicable executive’s employment terminates. In addition, we will reimburse the applicable executive for the full amount of his or her premiums for health care continuation coverage for a period of up to 18 months.
•For purposes of the Severance Plan, the change in control protection period is the 24-month period following a change in control (as defined in the Severance Plan). If a change in control occurs during the six-month period following termination of the employment of either of Messrs. Barksdale, Duff, or McMullen by us without cause, or by the applicable executive for good reason, and such termination of employment (or the event giving rise to the termination for good reason) occurred at the request of a third party which had taken steps reasonably calculated or intended to effectuate such change in control, or otherwise arose in connection with or in anticipation of such change in control, then such executive would be entitled to receive the Enhanced Severance Amount, less any portion of the Base Severance Amount that was previously paid.
•The Severance Plan also contains a net-better Section 280G cutback provision, which provides that, if payments to a participant would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to an excise tax under Section 4999 of the Code, then such payments would be reduced by the amount needed to avoid triggering such tax, provided that such reduction leaves the participant in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax).

YETI® 2024 Proxy Statement	55

Executive Compensation
POST-EMPLOYMENT COMPENSATION TABLE
Set forth below are the amounts that our NEOs would have received upon a change in control or qualifying termination as of December 30, 2023. In calculating the amounts in the table, YETI based the stock distribution values on a price of $51.78 per share, which was the closing price of our common stock on the NYSE as of December 29, 2023, the last trading day of our fiscal year.

Name	Compensation Component	Termination(a) Following Change in Control ($)		Involuntary or Good Reason Termination ($)		Death or Disability ($)

Matthew J. Reintjes President and Chief Executive Officer	Cash Severance	5,125,000	(1)	3,843,750	(2)	—
	Annual Incentive	1,537,500	(3)	1,357,613	(4)	—
	Long Term Incentives	15,670,337	(5)	—		15,670,337	(5)
	Benefits and Perquisites:	27,039	(6)	27,039	(6)
	Total:	22,359,876		5,228,402		15,670,337
Michael J. McMullen Senior Vice President, Chief Financial Officer and Treasurer	Cash Severance	1,181,250	(7)	450,000	(8)	—
	Annual Incentive	337,500	(9)	292,918	(4)	—
	Long Term Incentives	2,474,411	(5)	—		2,474,411	(5)
	Benefits and Perquisites:	27,039	(6)	18,026	(10)	—
	Total:	4,020,200		760,944		4,020,200
S. Faiz Ahmad Former Senior Vice President and Chief Commercial Officer	Cash Severance	1,443,750	(7)	550,000	(8)	—
	Annual Incentive	412,500	(9)	376,846	(4)	—
	Long Term Incentives	3,726,192	(5)	—		3,726,192	(5)
	Benefits and Perquisites:	30,126	(6)	20,084	(10)	—
	Total:	5,612,569		946,930		3,726,192
Bryan C. Barksdale Senior Vice President, Chief Legal Officer and Secretary	Cash Severance	1,020,000	(7)	425,000	(8)	—
	Annual Incentive	255,000	(9)	223,535	(4)	—
	Long Term Incentives	2,462,864	(5)	—		2,462,864	(5)
	Benefits and Perquisites:	21,316	(6)	14,211	(10)	—
	Total:	3,759,180		662,746		2,462,864
Martin H. Duff Senior Vice President of Sales	Cash Severance	1,020,000	(7)	425,000	(8)	—
	Annual Incentive	255,000	(9)	225,165	(4)	—
	Long Term Incentives	1,366,371	(5)	—		1,366,371	(5)
	Benefits and Perquisites:	27,039	(6)	18,026	(10)	—
	Total:	2,668,410		668,191		1,366,371
(a) Involuntary termination without Cause or voluntary termination with Good Reason.
(1)Under the CEO’s Amended and Restated Employment Agreement, amount is 2.0 times the sum of base salary plus the target annual incentive award.
(2)Under the CEO’s Amended and Restated Employment Agreement, amount is 1.5 times the sum of base salary plus the target annual incentive award.
(3)Under the CEO’s Amended and Restated Employment Agreement and the Severance Plan, amount is the pro rata target annual incentive for the year of termination.
(4)Amount is the actual annual incentive that had been earned as of December 30, 2023.
(5)Under the terms of the individual PBRS, PBRSU, time-based restricted stock, RSU and stock option award agreements, upon (i) an involuntary termination without cause or voluntary termination with good reason that occurs within two years following a change in control, all unvested PBRS, PBRSU, time-based restricted stock, RSUs and stock options will vest, with the number of PBRS or PBRSU to vest equal to the target number of PBRS or PBRSU subject to such award, or (ii) a termination of employment due to death or disability, all unvested PBRS or PBRSU (based on the target number of PBRS or PBRSU subject to such award), shares of time-based restricted stock, RSUs and stock options will vest. Unvested PBRS and PBRSU (based on the target number of PBRS or PBRSU subject to an award), shares of time-based restricted stock, RSUs and stock options would also vest if awards were not assumed in the change in control. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the price of a YETI share as of December 29, 2023 plus the market value of all unvested PBRS and PBRSU (assuming target performance), shares of time-based restricted stock, and RSUs based on the price of a YETI share as of December 29, 2023.
(6)Amount is YETI’s reimbursement for the full amount of the COBRA premium payments for an 18-month period following termination.
(7)Under the Severance Plan, amount is 1.5 times the sum of base salary plus target annual incentive award.
(8)Under the Severance Plan, amount is equal to 1.0 times the executive’s base salary.
(9)Under the Severance Plan, amount is the pro rata target annual incentive for the year of termination.
(10)Under the Severance Plan, amount is YETI’s reimbursement to the Executive for the full amount of COBRA premium payments for a 12-month period following termination.

56	YETI® 2024 Proxy Statement

Executive Compensation
CEO PAY RATIO
For fiscal 2023, the median of the annual total compensation of all employees of YETI (other than our CEO) was $105,841, and the annual total compensation of our CEO, Matthew J. Reintjes, was $10,076,903. Based on this information, for fiscal 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 95 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” were as follows:
For 2023, we used the same median employee as in 2021 because during 2023 there was no change in our employee population or compensation arrangements that would significantly impact this disclosure. When we originally identified the median employee for 2021, we used the following methodology:
•As of November 1, 2021, our employee population consisted of approximately 802 individuals globally, of which 726 were in the United States and 76 were outside of the United States.
•In accordance with the “de minimis exemption” adjustment permitted under SEC rules, which allows the exclusion of non-U.S. employees constituting less than 5% of the total employee population from the median employee calculation, we excluded 32 employees (representing fewer than 5% of our total employee population, excluding the CEO, as of November 1, 2021) from 3 countries as follows: 25 employees in China, 3 employees in Singapore, and 4 employees in the Philippines. After the exclusions, 726 employees in the United States and 44 employees located outside of the United States were considered for identifying the median employee.
•To identify our “median employee,” we analyzed the actual total earnings compiled from our payroll records for the one-year period ending December 31, 2021 to determine the median employee. Actual earnings included base pay, overtime compensation, bonuses and other incentive pay (including commissions and fringe benefits).
◦We annualized the compensation of the employees who were hired during the applicable period, but who did not work for us during the entire 12 months.
◦We did not make any cost-of-living adjustments to adjust for employees living outside of Austin, Texas.
◦For employees in foreign jurisdictions, we converted amounts paid in local currencies to U.S. dollars using the exchange rate as of November 1, 2021.
•We determined that our median employee was a full-time corporate employee located in the United States.
•With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $105,841.
With respect to the annual total compensation for our CEO, we used the amount reported in the “Total” column of the “Summary Compensation Table” set forth above.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

YETI® 2024 Proxy Statement	57

Executive Compensation
PAY VERSUS PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis”.
The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other NEOs for each year from 2020 to 2023, compared to our total shareholder return (TSR) from December 31, 2019 through the end of each such year, and our Net Income and Free Cash Flow for each such year.

Year (a)	Summary Compensation Table Total for PEO (b)(1)(2)	Compensation Actually Paid to PEO (c)(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(4)(5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(4)(6)	Value of Initial Fixed $100 Investment Based On:		Net Income ($K)(h)(9)	Free Cash Flow ($K)(i)(10)(11)

					Total Shareholder Return (f)(7)	Peer Group Total Shareholder Return (g)(8)

2023	10,076,903	14,478,831	1,949,000	2,625,281	148	54	169,885	235,270
2022	5,339,054	(7,609,029)	1,587,779	(1,234,645)	118	54	89,693	54,965
2021	7,678,474	15,467,715	2,110,998	3,839,208	237	95	212,602	90,399
2020	6,265,215	22,820,769	1,624,573	5,202,817	196	90	155,801	350,861
(1)Our PEO was Matthew J. Reintjes.
(2)Represents the total compensation paid to our PEO in each listed year, as shown in our Summary Compensation Table for such listed year.
(3)Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

	2020 ($)	2021 ($)	2022 ($)	2023 ($)
Summary Compensation Table Total(a)	6,265,215	7,678,474	5,339,054	10,076,903
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(3,237,499)	(3,821,928)	(4,313,664)	(7,680,891)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	9,510,530	4,378,393	2,819,293	10,883,616
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	8,779,001	3,278,399	(2,316,950)	672,532
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	—	—	—	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	1,503,522	3,954,377	(9,136,763)	526,670
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(c)	—	—	—	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—
Compensation Actually Paid	22,820,769	15,467,715	(7,609,029)	14,478,831

58	YETI® 2024 Proxy Statement

Executive Compensation
a.We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
b.The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
c.In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our PEO were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. See “Stock-Based Compensation” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for additional details.
(4)The FY2020, FY2021, and FY2022 values for compensation actually paid have been updated to align with the latest SEC guidance.
(5)This figure is the average of the total compensation paid to our NEOs other than our PEO in each listed year, as shown in our Summary Compensation Table for such listed year. The names of the non-PEO NEOs in each year are listed in the table below.

2020	2021	2022	2023
Paul C. Carbone	Paul C. Carbone	Paul C. Carbone	Michael J. McMullen
Bryan C. Barksdale	Bryan C. Barksdale	Michael J. McMullen	Bryan C. Barksdale
Kirk A. Zambetti	Kirk A. Zambetti	Bryan C. Barksdale	S. Faiz Ahmad
Hollie S. Castro	Hollie S. Castro	Kirk A. Zambetti	Martin Duff
Hollie S. Castro
S. Faiz Ahmad
(6)This figure is the average of compensation actually paid for our NEOs other than our PEO in each listed year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the table below, with the indicated figures showing an average of such figure for all NEOs other than our PEO in each listed year.

	2020 ($)	2021 ($)	2022 ($)	2023 ($)
Summary Compensation Table Total(a)	1,624,573	2,110,998	1,587,779	1,949,000
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(699,377)	(1,096,615)	(1,168,424)	(1,156,160)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	2,054,493	1,256,280	723,855	1,583,539
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	1,902,153	708,125	(218,333)	181,505
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	—	—	—	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	320,975	860,420	(1,066,720)	67,397
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(c)	—	—	(1,092,803)	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—
Compensation Actually Paid	5,202,817	3,839,208	(1,234,645)	2,625,281

(a)We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

YETI® 2024 Proxy Statement	59

Executive Compensation
(b)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(c)In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. See “Stock-Based Compensation” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for additional details.
(7)Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and that all dividends are reinvested until the last day of each reported fiscal year.
(8)The peer group used is the S&P 500 Apparel, Accessories & Luxury Goods Index, as used in the Company’s Stock Performance Graph in our annual report. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and that all dividends are reinvested until the last day of each reported fiscal year.
(9)The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements for the applicable year.
(10)In the Company’s assessment, Free Cash Flow is the financial performance measure that is the most important financial performance measure used by the Company in 2023 to link compensation actually paid to performance. Please see the Compensation Discussion and Analysis section above for a further discussion of Free Cash Flow and how it is utilized in our executive compensation program.
(11)Our Proxy Statement for the year ended December 31, 2022 mistakenly listed as Free Cash Flow figures for 2020, 2021 and 2022 adjusted operating income figures for such years. These figures have been revised to reflect Free Cash Flow for each applicable year.
Brief Disclosure of Valuation Assumptions
The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the options granted on October 24, 2018 used an estimated term between 1.5 years and 1.8 years in FY2020, an expected term between 0.6 years and 1.3 years in FY2021, and an expected term of 1.4 years in FY2022, as compared to an estimated term of 6.3 years used to calculate the grant date fair value of such awards; (ii) the options granted on February 15, 2019 used an estimated term between 1.4 years and 3.5 years in FY2020, an expected term between 0.8 years and 1.3 years in FY2021, and an expected term of 1.0 years in FY2022, as compared to an estimated term of 6.0 years used to calculate the grant date fair value of such awards, and (iii) the FY2020 PBRS and FY2021 PBRS assumed a payout above target, while the grant date fair value calculations assumed a payout at target. The assumptions used in calculating the fair value of FY2022 PBRS and FY2023 PBRSU did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table.
Tabular List of Performance Measures
The list below includes the four financial performance measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs, for 2023, to company performance.
Tabular List
•Free Cash Flow
•Relative Total Shareholder Return (TSR)
•Adjusted Net Sales
•Adjusted Operating Income
Description of Relationships Between Compensation Actually Paid and Performance
The graphs below describe, in a manner compliant with the relevant rules, the relationship between Compensation Actually Paid and the individual performance measures shown.

60	YETI® 2024 Proxy Statement

Executive Compensation

YETI® 2024 Proxy Statement	61

Executive Compensation
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 30, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)

Equity compensation plans approved by YETI Holdings, Inc. stockholders(1)	2,286,894	(2)	$19.64	(3)	1,173,205	(4)
Equity compensation plans not approved by YETI Holdings, Inc. stockholders	—		—		—
Total	2,286,894		$19.64		1,173,205
(1)Reflects both the YETI Holdings, Inc. 2012 Equity and Performance Incentive Plan, as amended and restated on June 20, 2018 (the “2012 Plan”), and the YETI Holdings, Inc. 2018 Equity and Incentive Compensation Plan (the “2018 Plan”), both of which were approved by our stockholders via written consent on September 26, 2018. As of October 25, 2018, the 2012 Plan is no longer in effect for new grants and the 2018 Plan will no longer be in effect for new grants if the 2024 Plan is approved.
(2)Includes an aggregate of 577,158 shares subject to outstanding options granted under the 2012 Plan or the 2018 Plan, as well as an aggregate of 1,642,195 restricted stock units that have been granted under the 2018 Plan and an aggregate of 67,541 deferred stock units that have been granted under the 2018 Plan. Each restricted stock unit or deferred stock unit is intended to be the economic equivalent of one share of our common stock. Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from this column.
(3)The weighted-average exercise price does not include outstanding restricted stock units or deferred stock units.
(4)These shares remain available for future issuance under the 2018 Plan, as the 2012 Plan is no longer in effect for new grants. In addition to options, restricted stock units and deferred stock units, other equity benefits that may be granted under the 2018 Plan include stock appreciation rights, restricted stock, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our common stock.
This table does not reflect the 3,207,296 additional shares that will be available under the 2024 Plan if stockholders approve the 2024 Plan.

62	YETI® 2024 Proxy Statement

EQUITY PLAN

PROPOSAL 3. APPROVAL OF THE YETI HOLDINGS, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN
General
At the Annual Meeting, we are asking stockholders to approve the YETI Holdings, Inc. 2024 Equity and Incentive Compensation Plan (the “2024 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on March 14, 2024. We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the company and that incentive compensation plans like the proposed 2024 Plan are an important attraction, retention, and motivation tool for participants in the plan.
We currently maintain the 2018 Plan and the 2012 Plan. The 2018 Plan is the only plan under which the company can currently grant equity-based awards to employees, non-employee directors, consultants, and/or advisors, as the 2012 Plan was previously frozen as to our ability to make future grants under it. The 2018 Plan and the 2012 Plan are referred to collectively herein as the “Prior Plans.” If stockholders approve the 2024 Plan, no new awards will be granted under the 2018 Plan after the Annual Meeting. Awards outstanding under the 2018 Plan or the 2012 Plan will continue to remain outstanding according to their terms.
The Board of Directors believes that the number of shares currently available under the 2018 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Compensation Committee anticipates that the additional shares requested for future grants under the 2024 Plan will provide the company with flexibility to continue to grant equity awards under the 2024 Plan through approximately the end of 2027 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Compensation Committee’s judgment, based on current circumstances. The total number of shares that are subject to award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value); changes in competitors’ compensation practices or changes in compensation practices in the market generally; changes in the number of employees; changes in the number of directors and officers; whether and the extent to which vesting conditions applicable to equity-based awards are satisfied; acquisition activity and the need to grant awards to new employees in connection with acquisitions; the need to attract, retain, and incentivize key talent; the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards. If stockholders do not approve the 2024 Plan, we will continue to have the authority to grant awards under the 2018 Plan.
Proposed Share Reserve
Subject to certain equitable adjustments and share counting rules (as further described below and in the 2024 Plan), a total of 3,500,000 shares of our common stock will be authorized for awards granted under the 2024 Plan, less any shares subject to awards granted under the 2018 Plan after February 29, 2024 and prior to the date stockholders approve the 2024 Plan.

YETI® 2024 Proxy Statement	63

Equity Plan
Overhang and Impact on Dilution
The following table sets forth certain information as of February 29, 2024, with respect to the Prior Plans (rounded to the nearest thousand shares). Also shown are the number of shares that would be available for future grant if the 2024 Plan is approved:

Stock Options/SARs Outstanding	578,000
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$19.62
Weighted-Average Remaining Term of Outstanding Stock Options/SARS	4.89
Total Shares Subject to Stock-Settled Full-Value Awards Outstanding (1)	2,288,568
Proposed share reserve under the new 2024 Plan (2)	3,500,000
(1)Assumes the target performance requirements for outstanding performance-based awards are achieved.
(2)The proposed share reserve is the sum of 3,207,296 new shares, plus the 292,704 shares available for grant under the 2018 Plan as of February 29, 2024. The proposed share reserve is subject to reduction for any awards granted under the 2018 Plan after February 29, 2024, and prior to the date stockholders approve the new 2024 Plan. Upon stockholder approval of the new Plan, no further awards will be made under the 2018 Plan.
Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain, and ensure that our leadership team and key employees are focused on our strategic priorities. If the 2024 Plan is approved, the total fully-diluted overhang as of February 29, 2024, would be approximately 6.4%. For these purposes, fully-diluted overhang is calculated as the sum of awards outstanding under Prior Plans plus the proposed share reserve under the 2024 Plan (numerator) divided by the sum of the numerator and basic common shares outstanding, with award data effective as of February 29, 2024 and basic common shares outstanding effective as of our Record Date of March 12, 2024. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years (rounded to the nearest thousand shares):

	Equity Compensation Usage
	2021	2022	2023	3-Year Avg.

Stock Option	—	—	—	—
RS/RSUs, DSUs, PBRS/PBRSUs(1)	244,000	732,200	1,108,000	686,000
Gross Grants	244,000	732,200	1,108,000	686,000
Gross Usage (% Outstanding)	0.3%	0.8%	1.3%	0.8%
Weighted Average Shares Outstanding	87,425,000	86,521,000	86,717,000	86,887,667
(1)PBRS/PBRSU awards are shown in the table as earned (0 in 2021, 0 in 2022, and 99,000 in 2023 for the Fiscal 2021-2023 awards). The PBRS/PBRSU granted at target were 81,000 in 2021, 113,000 in 2022, and 279,000 in 2023.
The closing market price for a share of our common stock as of March 12, 2024 was $37.81 per share.
Governance Highlights
The 2024 Plan includes features designed to protect stockholder interests and reflect our compensation and governance principles, as described below.
•One-Year Minimum Vesting Requirement. Subject to certain limited exceptions, the 2024 Plan requires equity awards to have minimum vesting periods of not less than one year from the date an award is granted.
•No Payment of Dividends on Unvested Awards. There are no dividends or dividend equivalents on options or SARs; dividends and dividend equivalent rights, if any, on all other awards will be subject to the same vesting requirements as the underlying award and will only be paid if and at the time those vesting requirements are satisfied.

64	YETI® 2024 Proxy Statement

Equity Plan
•Director Compensation Limit. Awards under the 2024 Plan and all other cash compensation payable to each non-employee director are subject to an individual limit per year.
•No Liberal Share Recycling on Appreciation Awards. Shares tendered or withheld to cover taxes or pay the exercise price of a stock option or stock appreciation right award are not again available for grant under the plan.
•Prohibition on Repricing. Repricing of stock options and stock appreciation rights without the approval of our stockholders is expressly prohibited, except for equitable adjustments in connection with certain corporate transactions as described below.
•No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of YETI common stock on the date of grant.
•No Liberal Change in Control Definition. There is no “liberal” change in control definition (i.e., mergers require actual consummation) and no automatic “single-trigger” change in control vesting.
•Transfer Restrictions. The 2024 Plan includes robust transfer restrictions, including that no award may be transferred for value.
•Clawback Policy. All awards are subject to our clawback policy (as described in further detail in Compensation Discussion & Analysis section of this proxy statement), and any other future recoupment policy that may be adopted by us from time to time.
•Fixed Term and Fixed Share Authorization. The 2024 Plan has a term of ten years and does not have an “evergreen” feature (i.e., the amount of shares authorized is fixed and can only be increased with stockholder approval).
Summary Description of the 2024 Equity and Incentive Compensation Plan
The principal terms of the 2024 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2024 Plan, which appears as Appendix A to this Proxy Statement. Any capitalized terms used and not defined below have the meaning as assigned to them in the 2024 Plan.
Purpose. The purpose of the 2024 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration. Our Board of Directors has delegated general administrative authority for the 2024 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2024 Plan. The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority, is referred to in this proposal as the “Administrator”.
The Administrator has broad authority under the 2024 Plan, including, without limitation, the authority:
•to select eligible participants and determine the type(s) of award(s) that they are to receive;
•to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;
•subject to the minimum vesting requirement described below, to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);
•to cancel, modify, or waive the company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•subject to the other provisions of the 2024 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

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Equity Plan
•to determine the method of payment of any purchase price for an award or shares of common stock delivered under the 2024 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;
•to modify the terms and conditions of any award, establish sub-plans and agreements, and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where we or one of our subsidiaries operates or where one or more eligible participants reside or provide services;
•to approve the form of any award agreements used under the 2024 Plan; and
•to construe and interpret the 2024 Plan, make rules for the administration of the 2024 Plan, and make all other determinations for the administration of the 2024 Plan.
No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility. Persons eligible to receive awards under the 2024 Plan include officers or employees of the company or any of its subsidiaries, directors of the company, and certain consultants and advisors to the company or any of its subsidiaries. As of February 29, 2024, approximately 428 officers and employees of the company and its subsidiaries (including all of the company’s named executive officers) and each of the seven non-employee directors would be considered eligible under the 2024 Plan. In addition, consultants and advisors engaged by the company and its subsidiaries are considered eligible under the 2024 Plan, but have not received awards in prior years.
Aggregate Share Limit and Share Counting Rules. Subject to certain equitable adjustments and share counting rules (as further described below and in the 2024 Plan), a total of 3,500,000 shares of our common stock will be authorized for awards granted under the 2024 Plan, less any shares subject to awards granted under the 2018 Plan after February 29, 2024 and prior to the date stockholders approve the 2024 Plan.
If (i) any shares of common stock subject to an award are forfeited, an award expires or otherwise terminates without issuance of shares, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares of common stock will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the 2024 Plan or (ii) after February 29, 2024 any shares subject to an award granted under any Prior Plan are forfeited, an award under any Prior Plan expires or otherwise terminates without issuance of such shares, or an award under any Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award, then in each such case the shares subject to the award or award under any Prior Plan will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the 2024 Plan on a one-for-one basis.
In the event that withholding tax liabilities arising from an award other than an option or stock appreciation right or, after February 29, 2024 an award other than an option or stock appreciation right under any Prior Plan, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the company, the shares so tendered or withheld will be added to the shares available for awards under the 2024 Plan on a one-for-one basis. However, the following shares will not be added to the shares authorized for grant under the plan: (i) shares tendered by the participant or withheld by the company in payment of the purchase price of an option or stock appreciation right or an option or stock appreciation right under any Prior Plan, (ii) shares tendered by the participant or withheld by the company to satisfy any tax withholding obligation with respect to options or stock appreciation rights granted under the 2024 Plan or under any Prior Plan, (iii) shares subject to a stock appreciation right granted under the 2024 Plan or under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the company on the open market or otherwise using cash proceeds from the exercise of options or stock appreciation rights granted under the 2024 Plan or under any Prior Plan.

66	YETI® 2024 Proxy Statement

Equity Plan
The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 3,500,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)
Director Compensation Limit. No non-employee director will be granted, in any period of one calendar year, awards under the Plan having an aggregate maximum value at the grant date (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with the total cash compensation paid to such non-employee director for director related services rendered during such same calendar year, in excess of $600,000. Notwithstanding the foregoing, independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, first year joining the Board, or in the event of extraordinary circumstances (as determined by the independent members of the Board), and in any such case the amount set forth in the preceding sentence will be increased to $750,000, provided that such increase may apply only if any non-employee director receiving additional compensation as a result of such circumstance does not participate in the determination to award such compensation. Any compensation that is deferred will be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
Types of Awards. The 2024 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards. The 2024 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash and any award may be subject to time- and/or performance-based vesting requirements.
A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2024 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2024 Plan. Incentive stock options may only be granted to employees of the company or a subsidiary.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of a stock appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the 2024 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
One-Year Minimum Vesting Requirement. Notwithstanding any other provision of the 2024 Plan to the contrary, equity-based awards granted hereunder shall vest no earlier than the first anniversary of the date the award is granted. This excludes any (i) shares delivered in lieu of fully vested cash awards and (ii) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) except for awards granted in substitution for awards originally by a company acquired by YETI; provided, that, the Administrator may grant equity-based awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2024 Plan and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, or a change in control, in the terms of the award or otherwise.
Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2024 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the

YETI® 2024 Proxy Statement	67

Equity Plan
award to which they relate in the event the applicable vesting requirements of the underlying award are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).
Assumption and Termination of Awards.
If an event occurs in which the company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the company, or a Change in Control as defined in the 2024 Plan, unless otherwise provided in an award agreement, awards then-outstanding under the 2024 Plan will not automatically become fully vested pursuant to the provisions of the 2024 Plan so long as such awards are assumed, substituted, or otherwise continued. However, if awards then-outstanding under the 2024 Plan are to be terminated in such circumstances (without being assumed or substituted), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2024 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the named executive officers in connection with a termination of employment and/or a change in control of the company, please see “Potential Payments Upon Change in Control and Termination” above in this Proxy Statement.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2024 Plan, awards under the 2024 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2024 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 2018 Plan if stockholders approve the 2024 Plan, the 2024 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the company’s common stock, under any other plan or authority.
Clawback Policy. All awards granted under the 2024 Plan are subject to the terms of our Clawback Policy, as it may be amended from time to time (as described in the Compensation Discussion & Analysis section of this Proxy Statement), as well as any other recoupment, clawback, or similar policy that may be in effect from time to time, and any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).
Termination of or Changes to the 2024 Plan. The Board of Directors may amend or terminate the 2024 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2024 Plan will terminate on March 13, 2034. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

68	YETI® 2024 Proxy Statement

Equity Plan
U.S. Federal Income Tax Consequences of Awards under the 2024 Plan
The U.S. federal income tax consequences of the 2024 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2024 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2024 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2024 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former named executive officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.
Specific Benefits under the 2024 Equity and Incentive Compensation Plan
We have not approved any awards that are conditioned upon stockholder approval of the 2024 Plan. We are not currently considering any other specific award grants under the 2024 Plan, other than the annual grants of restricted stock units to our non-employee directors. As described under “Director Compensation” above, our current compensation policy for non-employee directors provides for each Non-Employee Director to receive an annual award of restricted stock units, with the number of shares subject to each award to be determined by dividing $145,000 by the closing price of our common stock on the grant date. If the 2024 Plan had been in existence in fiscal 2023, we expect that award grants for fiscal 2023 would not have been substantially different from those actually made in that year under the 2018 Plan. However, if the 2024 Plan is approved by our stockholders, awards under the 2024 Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers or directors in the future. For information regarding stock-based awards granted to our NEOs during fiscal 2023, see the material under the heading “Executive Compensation” above. Please see the 2023 Director Compensation Table for awards granted to our non-employee directors under the 2018 Plan.
Vote Required for Approval of the 2024 Equity and Incentive Compensation Plan
The Board believes that the adoption of the 2024 Plan will promote the interests of YETI and its stockholders and will help YETI and our subsidiaries continue to be able to attract, retain, and reward persons important to our success.
All members of the Board and all of our executive officers are eligible for awards under the 2024 Plan and thus have a personal interest in the approval of the 2024 Plan.
Approval of the 2024 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board unanimously recommends that stockholders vote “FOR” the approval of the 2024 Equity and Incentive Compensation Plan, as described above and set forth in Appendix A hereto.

YETI® 2024 Proxy Statement	69

AUDIT MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table sets forth the estimated aggregate fees for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for fiscal 2023 and fiscal 2022, which were approved in compliance with the Audit Committee’s pre-approval policy described below.

	Fiscal 2023 ($)	Fiscal 2022 ($)

Audit Fees(1)	1,337,293	1,330,088
Audit-Related Fees	—	—
Tax Fees(2)	547,245	440,610
All Other Fees(3)	59,000	174,500
Total Fees	1,943,538	1,945,198

(1)	Audit fees represent amounts billed for professional services rendered in connection with the integrated audit of our annual financial statements and internal control over financial reporting, and the review of our interim consolidated financial statements included in our quarterly reports filed with the SEC, and services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, accounting consultations on matters addressed during the audit or interim reviews and SEC filings, including comfort letters, consents, and comment letters.

(2)	Tax fees represent amounts billed for tax advice, tax compliance and consulting.

(3)	Consists of fees for a disclosure checklist tool and other permissible non-audit advisory services.
In considering the nature of the services provided by PwC, the Audit Committee determined that the provision of such services is consistent with the SEC’s rules on auditor independence.
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
It is the policy of the Audit Committee to pre-approve all audit engagement fees, terms, and services and permissible non-audit services to be performed by our independent registered public accounting firm.
Annually, the Audit Committee reviews and, as it deems appropriate, pre-approves the anticipated audit, audit-related, tax, and other services to be performed by the independent registered public accounting firm during the year. The Audit Committee reviews a description of the scope of services falling within pre-designated fee categories and imposes specific budgetary guidelines. The Audit Committee periodically reviews and pre-approves proposed additional services to be performed by the independent registered public accounting firm and related fees that are outside the scope of the services and fees pre-approved by the Audit Committee during its annual review. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit Committee delegates pre-approval authority to one or more of its members, who report any pre-approval decisions to the Audit Committee at its next scheduled meeting. During fiscal 2023, the Audit Committee did not approve any non-audit services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.

70	YETI® 2024 Proxy Statement

Audit Matters
AUDIT COMMITTEE REPORT
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that YETI specifically incorporates it by reference into such filing.
As provided in its charter, the purposes of the Audit Committee are to (a) assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI’s financial statements, (ii) YETI’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications, independence and performance, and (iv) the performance of YETI’s internal audit function; (b) prepare the Audit Committee’s report to be included in YETI’s annual proxy statement; (c) advise and consult with management and the Board regarding the financial affairs of YETI; and (d) appoint, compensate, retain, dismiss and oversee the work of YETI’s independent auditors. Our principal responsibility is one of oversight. YETI’s management is responsible for the preparation, presentation and integrity of its financial statements and YETI’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. YETI’s independent registered public accounting firm reports directly to the Audit Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
In this context, we have reviewed and discussed YETI’s audited consolidated financial statements for the fiscal year ended December 30, 2023, with YETI’s management and PricewaterhouseCoopers LLP, YETI’s independent registered public accounting firm for fiscal 2023. This review included discussions with PricewaterhouseCoopers LLP regarding those matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, we received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP its independence from YETI and its management.
Based on these reviews and discussions and the reports of PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in YETI’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, for filing with the SEC.
The Audit Committee
•Robert K. Shearer (Chair)
•Alison Dean
•Frank D. Gibeau
•Mary Lou Kelley

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Audit Matters
PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit YETI’s financial statements. YETI’s independent registered public accounting firm for the fiscal year ended December 30, 2023 was PwC. Although stockholder ratification of this appointment is not required, as a matter of good corporate governance, the Audit Committee requests that stockholders ratify its appointment of PwC to serve as our independent registered public accounting firm for the fiscal year ending December 28, 2024. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of YETI and its stockholders. The members of the Audit Committee and the Board believe that the Audit Committee’s appointment of PwC as YETI’s independent external auditor is in the best interests of YETI and its stockholders.
We expect that representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board unanimously recommends that stockholders vote “FOR” the ratification, on a non-binding basis, of the appointment of PwC as YETI’s independent registered public accounting firm for the fiscal year ending December 28, 2024.

72	YETI® 2024 Proxy Statement

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 12, 2024 by the following:
▪each stockholder who beneficially owns more than 5% of our common stock;
▪each NEO (as defined in Compensation Discussion and Analysis);
▪each of our directors and director nominees; and
▪all of our current executive officers and directors as a group.
The number of shares beneficially owned by each stockholder, director or officer is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as affected by applicable community property laws or as otherwise set forth in the footnotes below, all persons listed have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)
5% Stockholders:
Baillie Gifford & Co(2)	9,416,441	11.05%
Blackrock, Inc.(3)	7,866,616	9.23%
Capital Research Global Investors(4)	10,169,730	11.93%
Vanguard Group(5)	8,209,349	9.63%
Wasatch Advisors(6)	5,518,066	6.47%
Named Executive Officers, Directors and Director Nominees:
S. Faiz Ahmad(7)	26,921	*
Bryan C. Barksdale(8)	83,746	*
Martin H. Duff	5,304	*
Michael J. McMullen(9)	34,871	*
Matthew J. Reintjes(10)	623,192	*
Elizabeth L. Axelrod	—	—
Alison Dean(11)(12)	6,597	*
Frank D. Gibeau(11)(13)	9,308	*
Robert Katz(14)	864	*
Mary Lou Kelley(11)	9,351	*
Dustan E. McCoy(11)(15)	22,079	*
Robert K. Shearer(11)	—	—
All current executive officers and directors as a group (11 persons)(11)(16)	795,312	*

*	Represents less than 1%.
(1)	Percentages based on 85,221,829 outstanding shares of our common stock on March 12, 2024.

YETI® 2024 Proxy Statement	73

Stock Ownership
(2)Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G filed with the SEC on January 4, 2024 by Baillie Gifford & Co (“Baillie Gifford”). According to the Schedule 13G, as of December 29, 2023, Baillie Gifford had sole voting power with respect to 7,759,899 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 9,416,441 shares and shared dispositive power with respect to 0 shares. Securities reported on this Schedule 13G as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address of Baillie Gifford is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.
(3)Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on January 24, 2024 by Blackrock, Inc. (“Blackrock”). According to the Schedule 13G/A, as of December 31, 2023, Blackrock had sole voting power with respect to 7,640,513 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 7,866,616 shares and shared dispositive power with respect to 0 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(4)Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G filed with the SEC on February 9, 2024 by Capital Research Global Investors is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. According to the Schedule 13G, as of December 29, 2023, Capital Research Global Investors had sole voting power with respect to 10,146,347 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 10,169,730 shares and shared dispositive power with respect to 0 shares. The address of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(5)Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on February 13,2024 by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, as of December 29, 2023, Vanguard had sole voting power with respect to 0 shares, shared voting power with respect to 48,950 shares, sole dispositive power with respect to 8,069,223 shares and shared dispositive power with respect to 140,126 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G filed with the SEC on February 9, 2024 by Wasatch Advisors LP (“Wasatch”). According to the Schedule 13G/A, as of December 31, 2023, Wasatch had sole voting power with respect to 5,518,066shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 5,518,066 shares and shared dispositive power with respect to 0 shares. The address of Wasatch is 505 Wakara Way, Salt Lake City, Utah 84108.
(7)S. Faiz Ahmad ceased serving as our Senior Vice President, Chief Commercial Officer on March 1, 2024. The amount reported as beneficially owned by Mr. Ahmad is based on information contained in the last Form 4 filed by Mr. Ahmad with the SEC prior to the cessation of his employment, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.
(8)Includes 47,293 shares of common stock that Bryan C. Barksdale has the right to acquire within 60 days of March 12, 2024 through the exercise of options.
(9)Includes 11,444 shares of common stock that Michael J. McMullen has the right to acquire within 60 days of March 12, 2024 through the exercise of options.
(10)Includes 500,750 shares of common stock that Matthew J. Reintjes has the right to acquire within 60 days of March 12, 2024 through the exercise of options.
(11)Does not include shares of common stock underlying DSUs granted under the 2018 Plan, which will vest immediately prior to the Annual Meeting, but for which settlement will not occur until the earlier of (a) the date specified by the non-employee director in his or her deferral election form or (b) the six-month anniversary of the non-employee director’s cessation of service on the Board, as follows: Ms. Axelrod, 864; Alison Dean, 1,342; Frank D. Gibeau, 6,322; Mary Lou Kelley, 17,300; Dustan E. McCoy, 3,155; and Robert K. Shearer, 38,558.
(12)Includes 2,801 shares of common stock that Alison Dean has the right to acquire within 60 days of March 12, 2024 through the vesting of RSUs.
(13)Reflects 2,801 shares of common stock that Frank D. Gibeau has the right to acquire within 60 days of March 12, 2024 through the vesting of RSUs.
(14)Reflects 864 shares of common stock that Robert A. Katz has the right to acquire within 60 days of March 12, 2024 through the vesting of RSUs.
(15)Reflects 2,801 shares of common stock that Dustan E. McCoy has the right to acquire within 60 days of March 12, 2024 through the vesting of RSUs.
(16)Includes 568,754 shares of common stock that current executive officers and directors have the right to acquire within 60 days of March 12, 2024 through the exercise of options or the vesting of RSUs.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2023, we have not participated in any transactions in which the amount involved exceeds $120,000 and in which any of our executive officers, directors, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving “Related Person Transactions.” Pursuant to our policy, Related Person Transactions are, subject to the exclusions described below, transactions, arrangements or relationships between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person is determined to have, have had, or expects to have a direct or indirect material interest or transactions, arrangements or relationships that would cast into doubt the independence of a director, would present the appearance of a conflict of interest between us and related persons or is otherwise prohibited by law, rule or regulation. Our policy specifically excludes the following from the definition of Related Person Transaction: (a) compensation to a

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director or executive officer that is or will be disclosed in YETI’s proxy statement; (b) compensation to an executive officer who is not an immediate family member of a director or of another executive officer that has been approved by the Compensation Committee or the Board; (c) a transaction in which the rates or charges involved are determined by competitive bids, or which involves rates or charges fixed in conformity with law or governmental authority; (d) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, indenture trustee or similar services; (e) a transaction in which the related person’s interest arises solely from the ownership of YETI stock and all stockholders receive the same benefit on a pro rata basis; and (f) a transaction entered into or consummated prior to the date of our IPO. Our policy regarding Related Person Transactions provides that a related person is: (a) any person who has served as a director or an executive officer of YETI at any time during the last fiscal year; (b) any person whose nomination to become a director has been presented in a proxy statement relating to the election of directors since the beginning of the last fiscal year; (c) any person who was at any time during the last fiscal year an immediate family member of any of the persons listed in (a) and (b) of this sentence; or (d) any person or any immediate family member of such person who is known to us to be the beneficial owner of more than 5% of YETI’s stock at the time of the transaction
The Audit Committee will report its action with respect to any Related Person Transaction to the Board. In the event that any Related Person Transaction is approved by the Audit Committee, such transaction will be disclosed in our proxy statement for the next annual meeting of stockholders following such approval.

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ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement in connection with the solicitation of proxies by YETI’s Board to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the Annual Meeting Notice.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Dustan E. McCoy and Robert K. Shearer have been designated as the proxy holders in connection with the Board’s solicitation of proxies for the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of shares of YETI’s common stock at the close of business on March 12, 2024, which is the date that the Board has designated as the record date for the Annual Meeting (the “Record Date”), are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 85,221,829 shares of our common stock issued and outstanding. Each share of YETI’s common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.
How many shares must be present to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the chair of the Annual Meeting or, if directed by the chair of the Annual Meeting, holders of a majority of the issued and outstanding shares of our common stock present, in person or by proxy at the Annual Meeting and entitled to vote thereon, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.
What am I voting on and what are the Board voting recommendations?
See page 1 of this Proxy Statement under “Proxy Summary — Matters To Be Voted On.”
Can other matters be decided at the Annual Meeting?
Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the proxy holders appointed by the Board to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
How can I vote?
See page 1 of this Proxy Statement under “Proxy Summary — How To Vote.”

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Can I change my proxy vote?
If you are stockholder of record, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
•returning a signed proxy card with a later date;
•authorizing a new proxy vote electronically through the Internet or by telephone; or
•delivering a written revocation of your proxy to Bryan C. Barksdale, Chief Legal Officer and Secretary, YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735 before your original proxy is voted at the Annual Meeting.
Your attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Unless you attend the Annual Meeting and vote your shares at the Annual Meeting, you should change your proxy vote using the same method (by Internet, telephone or mail) that you first used to submit a proxy vote for your shares. This will help the inspector of election for the Annual Meeting verify your latest vote.
If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote at the Annual Meeting by using the control number on your proxy card, voting instruction form, or Notice of Internet Availability.
What if I return my proxy card but do not provide voting instructions?
Proxies that are signed and returned but do not contain voting instructions will be voted:
•FOR ALL to elect the Class III director nominees listed in this Proxy Statement (Proposal 1);
•FOR the approval of the compensation paid to YETI’s named executive officers (Proposal 2);
•FOR the approval of the 2024 Equity and Incentive Compensation Plan (Proposal 3);
•FOR the ratification of the appointment of PWC as YETI’s independent registered public accounting firm for the fiscal year ending December 28, 2024 (Proposal 4); and
•In the discretion of the named proxy holders if any other matters are properly brought before the Annual Meeting.
Will my shares be voted if I don’t provide my proxy or instruction card?
Registered Stockholders
If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting.
Beneficial Owners
Brokers who hold shares in street name for consumers are required to vote shares in accordance with instructions received from the beneficial owners. Rule 452 of the NYSE restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as the election of directors, executive compensation and other significant matters without instructions from the beneficial owner, although brokers will be permitted to vote on discretionary items such as auditor ratification. As a result, if your shares are held in street name and you do not submit voting instructions to your broker, your brokerage firm cannot vote your shares on Proposals 1, 2 and 3, which are considered non-discretionary matters, but may vote your shares on Proposal 4, which is considered a discretionary matter. If your broker exercises this discretion to vote your shares on Proposal 4, your shares will constitute “broker non-votes” on Proposals 1, 2, and 3.
Multiple Forms of Ownership
YETI cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

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What is the vote required for each proposal?
For Proposal 1, the election of the Class III directors, you may vote “For All” director nominees or withhold your vote for any one or more of the director nominees. Under our Bylaws, director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Withheld votes and broker non-votes will have no effect on the election of directors. This means that the individuals nominated for election to the Board who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected.
For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast affirmatively or negatively on the proposal by holders present or represented at the Annual Meeting is required to approve Proposals 2 and 3. Abstentions and broker non-votes will not be considered as votes cast and, as a result, will not have any effect on the proposals.
For Proposal 4, you may vote “For” or “Against” or abstain from voting. Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast affirmatively or negatively on the proposal by holders present or represented at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will not be considered as votes cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, we do not anticipate any broker non-votes with respect to Proposal 4.
When did YETI begin mailing the Proxy Notice and first make available this Proxy Statement and form of proxy to stockholders?
We began mailing the Proxy Notice, and first made available this Proxy Statement and the accompanying form of proxy to our stockholders, on or about March 26, 2024.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our transfer agent, will tabulate the votes and act as the inspector of election.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by YETI in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
What is “householding” and how does it affect me?
With respect to eligible stockholders who share a single address and did not receive a Proxy Notice, we are sending only one Proxy Statement and Annual Report to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement or Annual Report in the future, he or she may contact YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attn: Investor Relations, or call (512) 271-6332 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement and the Annual Report can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.
We hereby undertake to deliver promptly, upon written or oral request, a copy of this Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.
Who bears the cost of this proxy solicitation?
The cost of preparing, assembling, posting on the Internet, printing and mailing the Proxy Notice, Annual Meeting Notice, Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of our common stock, and other costs of solicitation, will be borne by YETI. Officers and employees of YETI may solicit proxies, either through personal contact or by mail, telephone, or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of our common stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of such shares of our common stock.

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Can I find additional information on YETI’s website?
Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about YETI and our corporate governance practices under “Governance” in the Investor Relations section of our website, www.YETI.com. Our website contains information about the Board, Board committees, Charter, Bylaws, Code of Business Conduct, Corporate Governance Guidelines, and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attn: Investor Relations.
DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders must comply with the procedural and other requirements set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders, the proposal must be received by our Secretary at our principal executive offices no later than November 26, 2024.
In addition, any stockholder who intends to submit a proposal for consideration at our 2024 Annual Meeting of Stockholders, but not for inclusion in our proxy statement, or who intends to submit nominees for election as directors at the Annual Meeting must notify our Secretary in writing in accordance with the requirements set forth in Section 1.10 of our Bylaws. Under our Bylaws, such written notice must be received at our principal executive offices no earlier than January 7, 2025 and no later than the close of business on February 6, 2025. However if the date of the 2025 Annual Meeting changes by more than thirty (30) days before or more than seventy (70) days after the anniversary date of this year’s Annual Meeting, the stockholder’s written notice must be delivered not earlier than the close of business 120 days prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of 90 days prior to the date of the 2025 Annual Meeting or 10 days following the day on which we publicly announce the date of the 2025 Annual Meeting. The written notice must also satisfy the informational and other specified requirements set forth in Section 1.10 of our Bylaws. If the written notice is not received between these dates or does not satisfy the additional requirements set forth in Section 1.10 of our Bylaws, the notice will be considered untimely and any nomination or business proposed to be brought before the meeting will be disregarded and not be acted upon at our 2025 Annual Meeting.
In accordance with our Bylaws, the foregoing deadline and notice requirements set forth in Section 1.10 of our Bylaws are also intended to apply to and satisfy the deadline and notice requirements set forth in paragraph (b) of Rule 14a-19 under the Exchange Act with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 annual meeting.
ANNUAL REPORT
You may obtain a copy of YETI’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 without charge by sending a written request to YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.YETI.com.
OTHER BUSINESS
The Board is not aware of any other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxy holders will have discretion to vote the proxy in accordance with applicable law and their judgment on such matters.
By Order of the Board of Directors,
Bryan C. Barksdale
Chief Legal Officer and Secretary
Dated: March 26, 2024

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APPENDIX A

YETI HOLDINGS, INC.
2024 Equity and Incentive Compensation Plan
1. PURPOSE OF PLAN
The purpose of this YETI Holdings, Inc. 2024 Equity and Incentive Compensation Plan (this “Plan”) of YETI Holdings, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2. ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3. PLAN ADMINISTRATION
3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

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(a) determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
(b) grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;
(c) approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;
(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f) accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;
(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);
(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);
(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;
(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3 Minimum Vesting Requirement. Notwithstanding any other provision of this Plan to the contrary, equity-based awards granted hereunder shall vest no earlier than the first anniversary of the date the award is granted (excluding, for this purpose, any (i) shares delivered in lieu of fully vested cash awards and (ii) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) except as provided in Section 8.10); provided, that, the Administrator may grant equity-based awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under this Plan pursuant to Section 4.2 (subject to adjustment under Section 7.1); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to

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the Administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Change in Control, in the terms of the award or otherwise.
3.4 Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.5 Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.6 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.7 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2 Aggregate Share Limit. Subject to adjustment as provided in this Section 4 and Section 7.1, a total of 3,500,000 shares of Common Stock shall be authorized for awards granted under this Plan, less one (1) share for every one (1) share granted under the Corporation’s 2018 Equity and Incentive Compensation Plan (the “2018 Plan”) after February 29, 2024 and prior to the date stockholders approve this Plan. After the date stockholders approve this Plan, no awards may be granted under the 2018 Plan or the Corporation’s 2012 Equity and Performance Incentive Plan (collectively, the “Prior Plans”). The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan, as described above, is referred to as the “Share Limit”.
If (i) any shares of Common Stock subject to an award are forfeited, an award expires or otherwise terminates without issuance of shares, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares of Common Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under this Plan or (ii) after February 29, 2024 any shares subject to an award granted under any Prior Plan are forfeited, an award under any Prior Plan expires or otherwise terminates without issuance of such shares, or an award under any Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award, then in each such case the

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shares subject to the award or award under any Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under this Plan on a one-for-one basis.
4.3 Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.
(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 3,500,000 shares.
(b) Notwithstanding anything in this Section 4.3 or elsewhere in this Plan to the contrary, no non-employee director will be granted, in any period of one calendar year, awards under this Plan having an aggregate maximum value at the grant date (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with the total cash compensation paid to such non-employee director for director-related services rendered during such same calendar year, in excess of $600,000. Notwithstanding the foregoing, independent members of the Board may make exceptions to this limit for awards to a non-employee chair of the Board, first year joining the Board, or in the event of extraordinary circumstances (as determined by the independent members of the Board), and in any such case the amount set forth in the preceding sentence shall be increased to $750,000, provided that such increase may apply only if any non-employee director receiving additional compensation as a result of such circumstance does not participate in the determination to award such compensation. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
4.4 Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4: in the event that tax withholding liabilities arising from an award other than an option or stock appreciation right or, after February 29, 2024, an award other than an option or stock appreciation right under any Prior Plan, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Corporation, the shares so tendered or withheld shall be added to the shares available for awards under this Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under this Plan: (i) shares tendered by the participant or withheld by the Corporation in payment of the purchase price of an option or stock appreciation right or an option or stock appreciation right under any Prior Plan, (ii) shares tendered by the participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to options or stock appreciation rights granted under this Plan or under any Prior Plan, (iii) shares subject to a stock appreciation right granted under this Plan or under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of options or stock appreciation rights granted under this Plan or under any Prior Plan.
Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 7.
4.5 No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may round up or down or pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5. AWARDS
5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:
5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an

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ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.
5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years. Notwithstanding the foregoing, an award agreement may provide that if on the last day of the term of an option or a SAR, the fair market value of one share of Common Stock exceeds the option price per share (or base price of a SAR), the participant has not exercised the option (or SAR or tandem SAR, if applicable) and the option or SAR has not expired, the option or SAR shall be deemed to have been exercised by the participant on such day with payment made by withholding shares otherwise issuable in connection with the exercise of the award.
5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred stock, deferred stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements of the underlying award are not satisfied.
5.2 Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

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5.3 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.4 Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
a. services rendered by the recipient of such award;
b. cash, check payable to the order of the Corporation, or electronic funds transfer;
c. notice and third party payment in such manner as may be authorized by the Administrator;
d. the delivery of previously owned shares of Common Stock;
e. by a reduction in the number of shares otherwise deliverable pursuant to the award; or
f. subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.
In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.5 Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trade (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange on the last day preceding the date in question on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on an established securities exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6 Transfer Restrictions.
5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

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5.6.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value.
5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
a. Transfers to the Corporation (for example, in connection with the expiration or termination of the award);
b. the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;
c. subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;
d. if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or
e. the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.
5.7 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.
6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1 General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2 Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) medical leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.
6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

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7. ADJUSTMENTS; ACCELERATION
7.1 Adjustments.
a. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
b. Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2 Corporate Transactions - Assumption and Termination of Awards.
a. Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock) or a Change in Control, then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
For purposes of this Plan, except as may be otherwise prescribed by the Administrator in an award agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:
i. any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any affiliate, (C) any acquisition by any employee benefit

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plan (or related trust) sponsored or maintained by the Company or any affiliate or (D) any acquisition pursuant to a transaction that complies with Section 12(c)(i), (ii) and (iii) below;
ii. a majority of the directors are not Incumbent Directors;
iii. consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then- outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
iv. approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
“Incumbent Directors” means the individuals who, as of the Effective Date, are directors and any individual becoming a director subsequent to the Effective Date whose election, nomination for election by the stockholders, or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Board.
b. Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
c. For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received

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upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.
d. The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.
e. In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
f. Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
g. The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
8. OTHER PROVISIONS
8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2 No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan,

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nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:
a. The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
b. The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
c. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6 Effective Date, Termination and Suspension, Amendments.
8.6.1 Effective Date. This Plan is effective as of March 14, 2024, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3 Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.
8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner

A-11	YETI® 2024 Proxy Statement

Additional Information
materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
8.8 Governing Law; Severability.
8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.
8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

YETI® 2024 Proxy Statement	A-12

Additional Information
8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14 Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).
8.15 Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Should any payments made in accordance with this Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the participant’s date of separation from service or the date of the participant’s death. For purposes of Section 409A of the Code, the payments to be made to a participant in accordance with this Plan shall be treated as a right to a series of separate payments.

A-13	YETI® 2024 Proxy Statement

APPENDIX B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement refers to “adjusted net sales,” “adjusted gross profit,” “adjusted gross margin,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” and “adjusted net income per diluted share” which are not defined by generally accepted accounting principles (“GAAP”) and are considered non-GAAP financial measures, as defined by SEC Regulation G. For each of these non-GAAP financial measures, we have provided below a reconciliation of the differences between the non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. We believe these non-GAAP financial measures may be useful in evaluating our financial information and comparing year-over-year performance, and we have incorporated adjusted net sales and adjusted operating income as a performance measure in our STIP. However, these measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In addition, our non- GAAP financial information may not be comparable to similarly titled measures reported by other companies.
The following table provides a numerical reconciliation of these non-GAAP financial measures (in millions, except for per share amounts):

	2019	2020	2021	2022	2023
Net sales	$913.70	$1,091.7	$1,411.0	$1,595.2	$1,658.7
Product recalls(1)	—	—	—	38.4	21.7
Adjusted net sales	$913.70	$1,091.70	$1,411.00	$1,633.60	$1,680.40

Gross profit	$475.3	$628.8	$816.1	$763.4	$943.2
Product recalls(1)	—	—	—	97.0	13.3
Adjusted gross profit	$475.3	$628.8	$816.1	$860.4	$956.5
Adjusted gross margin	52.0%	57.6%	57.8%	52.7%	56.9%
Note: Amounts may not recalculate due to rounding.

(1)	Represents adjustments and charges associated with recalls. For Fiscal 2022, these include $38.4 million impact of an unfavorable recall reserve to net sales for estimated future product returns and recall remedies in connection with the recognition of the product recall reserves; and a $58.6 million impact of an unfavorable recall reserve to cost of goods sold primarily related to inventory write-offs for unsalable inventory on-hand, and estimated costs of future product replacement remedies and logistics costs in connection with the recognition of the product recall reserves. For Fiscal 2023, these include a $21.7 million impact of an unfavorable recall reserve adjustment to net sales related to higher estimated future recall gift card elections; an $8.4 million impact of a favorable recall adjustment to cost of goods sold that was primarily related to lower estimated costs of future product replacement remedy elections and logistics costs and lower recall-related costs.

YETI® 2024 Proxy Statement	B-1

Appendix B

	2019	2020	2021	2022	2023
Operating income	$89.8	$214.2	$274.9	$126.4	$225.5
Non-cash stock-based compensation expense(1)	52.3	9	15.5	17.8	29.8
Long-lived asset impairment(1)	0.6	1.1	2.5	1.2	2.9
Product recalls(2)	—	—	—	128.9	1.9
Organizational realignment costs(1)(3)	—	—	—	—	1.6
Business optimization expense(1)(4)	—	—	2.2	—	0.6
Transaction costs(1)(5))	—	—	—	—	0.5
Adjusted operating income	$142.7	$224.3	$295.1	$274.3	$262.8
% of Adjusted net sales	15.6%	20.5%	20.9%	16.8%	15.6%

Net income	$50.4	$155.8	$212.6	$89.7	$169.9
Non-cash stock-based compensation expense(1)	52.3	9.0	15.5	17.8	29.8
Long-lived asset impairment(1)	0.6	1.1	2.5	1.2	2.9
Product recalls(2)	—	—	—	128.9	1.9
Organizational realignment costs(1)(3)	—	—	—	—	1.6
Business optimization expense(1)(4)	—	—	2.2	—	0.6
Transaction costs(1)(5)	—	—	—	—	0.5
Other income (expense), net(6)	0.7	(0.1)	3.2	5.7	(1.4)
Tax impact of adjusting items(7)	(12.3)	(2.4)	(5.7)	(37.6)	(8.8)
Adjusted net income	$91.8	$163.3	$230.3	$205.7	196.9
% of Adjusted net sales	10.0%	15.0%	16.3%	12.6%	11.7%
Adjusted net income per diluted share	$1.06	$1.86	$2.60	$2.36	$2.25
Weighted average common shares outstanding – diluted	86.3	87.8	88.7	87.2	87.4
Note: Amounts may not recalculate due to rounding.
(1)These costs are reported in selling, general, and administrative (“SG&A”) expenses.
(2)Represents adjustments and charges associated with recalls. For Fiscal 2022, these include $38.4 million impact of an unfavorable recall reserve to net sales for estimated future product returns and recall remedies in connection with the recognition of the product recall reserves; a $58.6 million impact of an unfavorable recall reserve to cost of goods sold primarily related to inventory write-offs for unsalable inventory on-hand, and estimated costs of future product replacement remedies and logistics costs in connection with the recognition of the product recall reserves; and a $31.9 million impact of an unfavorable recall reserve to SG&A expenses that is associated with estimated other recall-related costs in connection with the recognition of the product recall reserves. For Fiscal 2023, these include a $21.7 million impact of an unfavorable recall reserve adjustment to net sales related to higher estimated future recall gift card elections; an $8.4 million impact of a favorable recall adjustment to cost of goods sold that was primarily related to lower estimated costs of future product replacement remedy elections and logistics costs and lower recall-related costs; and a $11.4 million impact of a favorable recall reserve adjustment to SG&A expenses that was primarily related to lower estimated other recall-related costs.
(3)Represents employee severance costs in connection with strategic organizational realignments.
(4)Represents start-up costs, transition and integration charges associated with our new distribution facility in Memphis, Tennessee for Fiscal 2022 and our new distribution facilities in the Netherlands and Australia for Fiscal 2023. Fiscal 2022 includes costs to exit our distribution facility in Dallas, Texas.
(5)Represents third-party costs related to the announced acquisition of Mystery Ranch, including professional, legal, and other transaction costs.
(6)Other income (expense) primarily consists of realized and unrealized foreign currency gains and losses on intercompany balances that arise in the ordinary course of business. Includes the impact of the loss on prepayment, modification and extinguishment of debt. Fiscal 2023 includes the loss on modification and extinguishment of debt of $0.3 million related to the amendment of our credit facility in the second quarter of Fiscal 2023
(7)Represents the tax impact of adjustments calculated at an expected statutory tax rate of 24.5% for Fiscal 2020, Fiscal 2021, Fiscal 2022 and Fiscal 2023, and 22.9% for Fiscal 2019. For Fiscal 2019, the tax impact of adjustments is net of a $0.9 million discrete income tax expense related to the recognition of $40.7 million one-time non-cash stock-based compensation expense associated with pre-IPO PRSUs that vested and were fully recognized in Fiscal 2019.

B-2	YETI® 2024 Proxy Statement

Appendix B

	2023			2022
	Net Sales	Product Recalls(1)	Adjusted Net Sales	Net Sales	Product Recalls(1)	Adjusted Net Sales

Channel
Wholesale	$661.0	$14.4	$675.4	$677.5	$32.2	$709.8
Direct-to-Consumer	997.7	7.3	1,005.1	917.7	6.2	923.9
Total	$1,658.7	$21.7	$1,680.4	$1,595.2	$38.4	$1,633.6

Category
Coolers & Equipment	$597.5	$21.7	$619.2	$612.5	$38.4	$650.9
Drinkware	1,023.0	—	1,023.0	947.2	—	947.2
Other	38.2	—	38.2	35.5	—	35.5
Total	$1,658.7	$21.7	$1,680.4	$1,595.2	$38.4	$1,633.6
Note: Amounts may not recalculate due to rounding.
(1)Represents adjustments and charges associated with recalls. For Fiscal 2023, these include a $21.7 million impact of an unfavorable recall reserve adjustment to net sales related to higher estimated future recall gift card elections. For Fiscal 2022, these include a reduction to net sales for estimated future product returns and recall remedies of $38.4 million.

YETI® 2024 Proxy Statement	B-3

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YETI HOLDINGS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
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BRENTWOOD, NY 11717

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V31963-P05581

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YETI HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL to elect each Class III director nominee named in Proposal 1.

	For All	Withhold All	For All Except
1. Election of two Class III directors	☐	☐	☐

Nominees:

01) Alison Dean
02) Robert Katz

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V31964-P05581

YETI HOLDINGS, INC.
2024 Annual Meeting of Stockholders
May 7, 2024 8:00 A.M. CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Dustan E. McCoy and Robert K. Shearer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as provided on the reverse side, with all the powers which the undersigned would possess if personally present, all of the shares of common stock of YETI Holdings, Inc. that the undersigned is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 8:00 A.M., CDT, on May 7, 2024, at www.virtualshareholdermeeting.com/YETI2024, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted "For All" of the nominees in the election of two Class III directors and "For" Proposals 2, 3, and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2024 Annual Meeting of Stockholders.

Continued and to be signed on reverse side